================================================================================





                                 Dated 13th June 1996





                      (1) PETER DEVONALD BERNERS-PRICE ESQ
                                   AND OTHERS

                       (2) CARIBINER HOLDINGS (UK) LIMITED

                        (3) CARIBINER INTERNATIONAL, INC.





                              SHARE SALE AGREEMENT

                Relating to the sale and purchase of part of the issued share capital of SCH International Limited








                                  Wacks Caller
                               Steam Packet House
                                 76 Cross Street
                                   Manchester
                                     M2 4JU

                               Tel: 0161-957 8888

================================================================================

THIS AGREEMENT is dated 13th  June 1996

Parties:

1.   "The Vendors":   the persons whose names and addresses are set out in
                      column 1 of Part 1 Schedule 1


2.   "The Purchaser": CARIBINER HOLDINGS (UK) LIMITED (registered no. 3189671)
                      whose registered office is at Steam Packet House, 76 Cross Street, Manchester, M2 4JU

3.   "The Guarantor": CARIBINER INTERNATIONAL, INC whose principal executive office is at 16 West Sixty First Street, New York, New York 10023, United States of America

NOW IT IS HEREBY AGREED as follows:-

1.   Interpretation

1.1  In this agreement, including the Schedules other than Schedule 4:-

     1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

     "Additional Stock Vendors" the persons listed as such in Part IV of
                                Schedule 1

     "Additional Stock"         the Loan Stock owned on the Completion Date by
                                the Additional Stock Vendors as detailed in Part
                                IV of Schedule 1

     "Agreed Form"              the form agreed between the parties on or prior
                                to the date of this agreement and initialled for the purpose of identification by their respective solicitors

     "Associate"                shall bear the meaning ascribed thereto by
                                Section 417 ICTA

     "Auditors"                 the auditors of the Group Companies for the time
                                being

     "CA"                       Companies Act 1985 as amended by the Companies
                                Act 1989

     "CAA"                      Capital Allowances Act 1990

     "Claim" any claim made by the Purchaser or its permitted assigns for breach of any of the Warranties or under the Tax Deed

     "Companies Acts"           CA and the former Companies Acts (within the
                                meaning of CA s 735 (1)), the Company Securities
                                (Insider Dealing) Act 1985, the Companies
                                Consolidation (Consequential Provisions) Act
                                1985 and the Companies Act 1989


     "Company"                  SCH International Limited (Company No: 2467201)

     "Completion"               completion of the purchase of the Shares in
                                accordance with clause 4

     "Confidential Information" trade secrets and information equivalent to the same in connection with the services supplied by the Group Companies to the customers of the Group Companies listed in the Customer List and which are confidential to any Group Company and all information relating to the customers of any Group Company which has been provided to the Group Companies on a confidential basis

     "Customer List"            the list of customers annexed to the Disclosure
                                Letter containing a full list of the customers and clients of the Group Companies who generate or are expected or projected to generate under the budgets to 30 June 1996 more than (pound)
                                50,000 income per annum for the Group Companies and the directors and/or employees of the Group
                                Companies who have day to day contact with such customers and clients and the standard terms of trading between the Group Companies and each of such customers or clients

     "Disclosure Letter"        the disclosure letter of the same date as this
                                agreement from the Vendors and the Minority
                                Shareholders to the Purchaser

     "Dubai Agreements"         a Consultancy Agreement between Ibrahim Sharif
                                and Spectrum Communications LLC and a revised
                                Management Agreement between Spectrum
                                Communications LLC and the Company both in the Agreed Form

     "EBITDA" the operating profits (calculated by consolidating the financial statements of each of the Group Companies on a basis consistent with the Warranted Accounts and in other respects, but subject to sub paragraph (xii) below, generally in accordance with UK GAAP) of the Group Companies for the period in question:-

                                    (i)  before deducting depreciation or
                                         amortisation on any tangible or
                                         intangible assets;

                                   (ii)  before deducting any taxation
                                         calculated or determined wholly or
                                         mainly upon or by reference to profits;

                                  (iii)  before deducting any Interest;

                                   (iv)  before crediting any interest earned;

                                    (v)  after deducting all expenses including
                                         without limitation directors and
                                         employees remuneration (whether by way
                                         of fees, salary bonus or commission);

                                   (vi)  before deducting or crediting (as the
                                         case may be) any extraordinary items
                                         (as defined by FRS 3 paragraph 6) or
                                         non operating exceptional items (as
                                         defined by FRS 3 paragraph 20);

                                  (vii)  excluding any profits or losses of a
                                         capital nature arising on a disposal of
                                         goodwill; Sure as provided in any
                                         EBITDA Memorandum pursuant to (xiv)
                                         below made in accordance with clause
                                         6.2 of Schedule 7

                                 (viii)  excluding any profits or losses
                                         attributable to any business or company
                                         the assets or shares of which have been
                                         purchased by any of the Group Companies
                                         after the date hereof;

                                   (ix)  after deducting minority interests
                                         (before tax); (for the avoidance of
                                         doubt it is agreed that the current
                                         policy of consolidating 100% of the
                                         profits of Spectrum Communications LLC
                                         (Dubai) shall continue, notwithstanding
                                         the third party shareholding)

                                    (x)  after making such adjustments as are
                                         appropriate to reverse any artificial
                                         effect on EBITDA arising from a breach
                                         of clause 8 of Schedule 7 of the
                                         Agreement


                                   (xi)  before deducting any management or
                                         group charge levied by the Purchaser or
                                         any of its subsidiaries to or (other
                                         than management charges permitted to be
                                         charged under the provisions of clause
                                         7 of Schedule 7) as between the Group
                                         Companies

                                  (xii)  for the avoidance of doubt the
                                         reference to UK GAAP, insofar as the
                                         determination of EBITDA is concerned,
                                         relate to UK GAAP as applying at the
                                         time of Completion and will not take
                                         account of any changes in UK GAAP
                                         occurring after Completion

                                 (xiii)  before deducting any redundancy or
                                         wrongful or unfair dismissal costs
                                         (including the costs of compensation
                                         and any related professional advice) of
                                         any reorganisation of the Group carried
                                         out in each case at the Purchaser's or
                                         its Associate's request without the
                                         consent of the Vendor Committee.

                                  (xiv)  after making such adjustments as may
                                         be required to reflect any EBITDA
                                         Memorandum

                                   (xv)  before deducting any expenditure or
                                         liability incurred by the Company or
                                         one of its subsidiaries at the request
                                         of the Purchaser or any director of the
                                         Company (or any subsidiary) who was
                                         nominated by the Purchaser unless it
                                         was:-

                                         (i)  agreed with a member of the Vendor
                                              Committee; or

                                        (ii)  contained or provided for in the
                                              agreed budget; or

                                       (iii)  in the ordinary course of business
                                              of the relevant company; or

                                        (iv)  reasonably and properly incurred
                                              for the protection of the business
                                              of the relevant company.


     "Earn Out Payments"        all or any of (as the context requires) the
                                First Earn Out Payment, the Second Earn Out
                                Payment and the Third Earn Out Payment

     "Earn Out Years"           the three financial years ending 30th September
                                1997, 30th September 1998 and 30th September
                                1999

     "EBITDA Memorandum"        a memorandum signed by each member of the Vendor
                                Committee and by two directors of the Purchaser
                                (of whom no more than one shall also be a Vendor) and which relates to the calculation of EBITDA as envisaged by paragraphs 2.2, 3 and/or
                                6 of Schedule 7

     "Environmental Laws"       all statutes subordinate legislation regulations
                                and the like concerning the protection of human health or the environment or the conditions of the work place including the Public Health Act
                                1936 the Alkali etc Works Regulation Act 1906, the Clean Air Act 1993 the Radioactive
                                Substances Act 1993, the Health and Safety at
                                Work etc Act 1974, the Control of Pollution Act
                                1974, the Food Act 1984, Food and Environmental
                                Protection Act 1985, the Control of Pollution
                                (Amendment) Act 1989, the Water Resources Act
                                1991, the Water Industry Act 1991, the Food
                                Safety Act 1990 and the

                                Environmental Protection Act 1990 ("the EPA"), the Planning (Hazardous Substances) Act 1990 the Environmental Act 1995 including all subordinate legislation under such legislation together with all Directives, Byelaws, Codes of Practice, Orders or Notices as the same are from time to time varied or amended.

     "Environmental Licences"   means any permit, licence, authorisation,
                                consent or other approval required under the Environmental Laws to be obtained in relation to any activities processes and substances from time to time on the Properties

     "Environmental Matters"    includes any of the following: (1) any
                                generation, deposit, disposal, keeping,
                                treatment, transportation, transmission, handling or manufacture of any Relevant
                                Substance; (2) nuisance, noise, defective premises, health and safety at work or elsewhere; (3) the pollution, conservation or protection of the environment (which includes natural resources whether pertaining to life or not, such as air, water, soil, fauna and flora and the interactions between the same factors and also the built environment) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it

     "First Earn Out Payment"   the sum (including the Repayment Premium
                                thereon) to be paid on the repayment of the 1998
                                Loan Notes

     "FA"                       Finance Act

     "FRS"                      Financial Reporting Standard issued by the
                                Accounting Standards Board

     "GiroCredit Agreement"     an Agreement between GiroCredit Bank
                                Aktiengesellschaft Der Sparkassen and the
                                Company relating to the termination of all agreements between the Company and GiroCredit and the release of the Company from all liabilities and obligations to GiroCredit Bank
                                (including without limitation any options or warrants over the share capital of the Company) in the Agreed Form

     "Group Companies"          the Company, the Subsidiaries and any other
                                subsidiaries of the Company or the Subsidiaries for the time being

     "ICTA 1970"                Income and Corporation Taxes Act 1970

     "ICTA"                     Income and Corporation Taxes Act 1988

     "Indebtedness"             means any indebtedness and/or obligations and/or
                                liabilities incurred (whether for the purposes of working capital, capital expenditure, acquisitions, corporate reorganisation or otherwise howsoever) with respect to any of:-

                                (a)   moneys borrowed or raised;

                                (b) any bond, note, loan stock, debenture or similar instrument;

                                (c)   acceptance or documentary credit
                                      facilities;


                                (d)   rental payments under leases and
                                      hire-purchase agreements and instalments under conditional sale agreements (in all cases whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition or use of any asset;

                                (e) guarantees, bonds, indemnities, letters of credit or other instruments issued in connection with the performance of contracts;

                                (f)   guarantees or other assurances against
                                      financial loss in respect of indebtedness of any person falling within any of paragraphs (a) to (e) above;

                                (g) the receipt of credit or deferred payment arrangements in respect of the purchase price of goods, property or services (including any interest and other charges due and payable or accrued on or in respect of any of the foregoing); or

                                (h)   anything analogous to the above

     "Industrial Property       any patent, know-how, trade mark, service mark,
       Rights"                  trade name, logo, registered design, copyright,
                                design right or other similar industrial or commercial right and any applications for the foregoing and whether registered or not

     "Interest"                 means at any time and in relation to the Group
                                Companies the aggregate of such part of all continuing, regular and periodic costs, charges and expenses incurred or suffered or to be incurred or suffered by the Group Companies in relation to Indebtedness (including without limitation Indebtedness to the Purchaser or any member of its Group) as the Auditors of the relevant Group Company determine to be the interest element of such payments

     "ITA"                      Inheritance Tax Act 1984

     "Last Accounts Date"       30 June 1995 (being the date to which the
                                Principal Accounts have been prepared)

     "1998 Loan Notes"          unsecured loan notes in the Agreed Form
                                substantially in the form of the loan notes set out in Part 1 Schedule 8

     "1999 Loan Notes"          unsecured loan notes in the Agreed Form
                                substantially in the form of the Loan Note set out in Part 1 of Schedule 8 save as varied by the terms referred to in Part II of schedule 8.

     "2000 Loan Notes"          unsecured loan notes in the Agreed Form
                                substantially in the form of the Loan Note set
                                out in Part 1 of Schedule 8 save as varied by
                                the terms referred to in Part II of schedule 8.
                                .

     "The Loan Notes"           the 1998 Loan Notes, the 1999 Loan Notes and the
                                2000 Loan Notes

     "Loan Stock Vendors"       means the persons whose names appear in column 1
                                of Part III of Schedule 1

     "Major Warrantors"         means those individuals named in clause 5

     "Management Committee"     the Management Committee of the Board of
                                Directors of the Companies referred to in clause
                                4.12

     "Mark Wallace Agreement"   an Agreement in the Agreed Form between the
                                Company and Mr Wallace and Mrs Rachel Joy
                                Wallace for the purchase by the Company of that part of the issued share capital of Mark Wallace Associates Limited not already owned by the Company

     "Minority Shareholders"    the persons whose names and addresses are set
                                out in column 1 of Part II of Schedule 1

     "Mr Wallace"               Mark Wallace, one of the Vendors, whose address
                                appears in Schedule 1

     "Wallace Prepayment"       the sum of (pound) 180,000 less such of the
                                (pound) 60,000 reductions to be made in each of the First Earn Out Payment and the Second Earn

                                Out Payment which is actually offset against the amount of the First Earn Out Payment and the Second Earn Out Payment under the provisions of the relevant Loan Notes

     "Mr Berners-Price"         Peter Devonald Berners-Price, one of the
                                Vendors, whose address appears in Schedule 1

     "NYSE"                     The New York Stock Exchange

     "Planning Acts"            The Town and Country Planning Act 1990, The
                                Planning (Listed Buildings and Conservation
                                Areas) Act 1990, The Planning (Hazardous
                                Substances Act 1990, The Planning (Consequential
                                Provisions) Act 1990 and The Planning and
                                Compensation Act 1991 and any statutory
                                extension or modification amendment or
                                re-enactment of such statute and any resolution or orders made under such statute

     "Principal Accounts"       the audited balance sheet as at the Last
                                Accounts Date and audited profit and loss account for the year ended on the Last Accounts Date of each Group Company including in the case of the Company the audited consolidated balance sheet as at that date and the audited consolidated profit and loss account for that year and the directors' report and notes

     "Properties"               the properties of the Group Companies shortly
                                described in Schedule 5

     "Purchaser's Solicitors"   Wacks Caller, Steam Packet House, 76 Cross
                                Street, Manchester, M2 4JU

     "Relevant Substance"       means fumes, smoke, soot, ash, dust, grit,
                                chemicals, leachate, petroleum products, any noxious radioactive inflammable explosive dangerous or offensive substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance)

     "Relief" includes any relief from Taxation or allowance, exemption, set off or deduction in computing or against profits, income or gains for the purposes of Taxation, or any credit against Taxation


     "Second Earn Out Payment"  the sum (including the Repayment Premium thereon) to be paid on the repayment of the 1999 Loan Notes

     "the Subsidiaries"         the Companies listed in Schedule 2, Part II

     "Shares" the ordinary shares of 10p each in the capital of the Company to be sold by the Vendors under the terms of this agreement in the numbers set against their names in part 1 of Schedule 1 being the whole of its issued and allotted share capital less those shares sold under the terms of the Short Form Share Purchase Agreement and under the GiroCredit Agreement)

     "Shareholders Agreements"  (i)  a shareholders agreement dated 15th July
                                     1993 and made between GiroCredit Bank
                                     Aktiengesellschaft Der Sparkassen and
                                     certain of the Vendors and the Minority
                                     Shareholders; and

                               (ii) a shareholders agreement dated 19 April 1995 between Mr Berners-Price (1), Paul Anthony Swan (2), Anthony Bruce Crawford
                                     (3) Bernard Philip Bussy (4) and Timothy
                                     Martin Elliott (5) relating to the affairs of the Company

     "Short Form Share          an Agreement between the Minority Shareholders
       Purchase Agreement"      and the Purchaser for the sale by the Minority
                                Shareholders of the shares owned by them in the capital of the Company being the balance of the issued share capital of the Company not being sold under the terms of this agreement

     "Subsidiary"               a subsidiary as defined in CA s 736 and shall
                                include a subsidiary undertaking as defined in CA s 258 and a quasi subsidiary as defined in FRS 5 paragraph 7

     "Taxation"                 all forms of taxation including:

                                (a) any charge, tax, duty or levy upon income, profits, chargeable gains or development value, land, any interest in land or in any other property, or documents or supplies or other transactions;

                                (b) income tax, corporation tax, capital gains tax, inheritance tax, value added tax, stamp duty, stamp duty reserve tax, customs and other import duties, national insurance contributions;

                                (c) any liability for sums equivalent to any such charge, tax, duty, levy or rates or for any related penalty, fine or interest

                                (d)  the loss of all or part of any Relief

     "Tax Deed"                 a deed in the form set out in Schedule 4

     "Taxation Warranties"      the warranties set out in paragraph 3 of
                                Schedule 3

     "TCGA"                     Taxation of Chargeable Gains Act 1992

     "Third Earn Out Payment"   the (sum including the Repayment Premium sum
                                thereon) to be paid on the repayment of the 2000
                                Loan Notes

     "TMA"                      Taxes Management Act 1970

     "VATA"                     Value Added Tax Act 1994

     "Vendor Committee"         means Mr Berners-Price, Mr Wallace and Arif
                                Hamid or any person reasonably approved in writing by the resolution of the board of the Purchaser chosen by the remaining member(s) of the Vendor Committee from time to time to replace any of its members who have ceased to be a member of the Committee

     "Vendor Loan Stock"        the "A" unsecured loan stock 1990 of the Company
                                and the "B" unsecured loan stock 1990 of the Company being (other than the Loan Stock referred to in the GiroCredit Agreement and that owned by the Additional Stock Vendors) all Loan
                                Stock issued by the Company or any Group Company which at the date hereof remains unpaid or unredeemed

     "Vendors'  Solicitors"     Arnheim & Co, No 1 London Bridge, London SE1 9QL

     "Vendor Executives"        those of the Vendors who are on the Board of
                                Directors of the Company at Completion.

     "Warranted Accounts"       the consolidated balance sheet as at the
                                Warranted Accounts Date and the consolidated profit and loss account for the period from the Last Accounts Date and ending on the Warranted
                                Accounts Date of the Company and its
                                subsidiaries together with a statement of the applicable accounting policies

     "Warranted Accounts Date"  31st March 1996 (being the date to which the
                                Warranted Accounts have been prepared)

     "Warranties"               the warranties and undertakings of the Vendors
                                contained in Schedule 3

     "Warrantors"               the Vendors and the Minority Shareholders

     "Warranty Claim"           any claim made by the Purchaser under the
                                Warranties

     1.1.2 All references to a statutory provision shall be construed as including references to:

            (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this agreement) for the time being in force;

            (b) all statutory instruments or orders made pursuant to a statutory provision;

            (c) any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification.

     1.1.3 Any reference to the Vendors includes, where appropriate, their personal representatives.

     1.1.4 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa.

     1.1.5  Unless otherwise stated, a reference to a clause or sub-clause or a
            Schedule is a reference to a clause or a sub-clause of or a Schedule to this agreement.


     1.1.6 Any reference to any matter or thing being within the "ordinary course of business" or "ordinary and proper course of business" or similar expression in relation to any Group Company shall refer to any matter which relates to the main business of any Group Company, being the provision of corporate event management and live communications.

     1.1.7 Save insofar as defined herein and in the Tax Deed words and phrases defined in the Loan Notes have the same meaning when used in this agreement.

1.2 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

2.   Agreement for Sale

2.1 Subject to the terms and conditions of this agreement, each of the Vendors shall sell with full title guarantee the Shares set opposite his name in column (2) of Part 1 of Schedule 1 to the Purchaser free from all liens, charges and encumbrances and with all rights attaching to them and the Purchaser, relying on the representations and warranties contained in clause 5 and undertakings contained in clause 7 and on the Warranties, shall purchase the Shares with effect from the date of this agreement.

2.2 Each of the Vendors hereby waives any pre-emption rights he may have in relation to any of the Shares or in relation to the shares being sold under the GiroCredit Agreement and the Short Form Share Purchase Agreement under the articles of association of the Company or otherwise.

2.3 Subject to the terms and conditions of this agreement, each of the Loan Stock Vendors shall sell with full title guarantee the Vendor Loan Stock set opposite his name in column (2) of Part III of Schedule 1 to the Purchaser free from all liens, charges and encumbrances and with all rights attaching to them (including accrued interest) and the Purchaser, relying on the representations and warranties relating to the Vendor Loan Stock contained in clause 5 shall purchase the Vendor Loan Stock with effect from the date of this agreement.

2.4 The Purchaser shall not be obliged to complete the purchase of any of the Shares or the Vendor Loan Stock unless the purchase of all the Shares, the Vendor Loan Stock, the Additional Stock and completion of the GiroCredit Agreement are completed simultaneously.

3.   Purchase Consideration

3.1 The purchase consideration for the Shares shall be the payment to the Vendors of a cash price set out in column (3) of Part 1 of Schedule 1 to which the Vendors shall be respectively entitled in the amount set opposite their respective names in column (1) of Part 1 of Schedule 1.

3.2 The purchase consideration for the Vendor Loan Stock shall be the payment to the Loan Stock Vendors of a cash price set out in column (3) of Part III of Schedule 1 to which the Loan Stock Vendors shall be respectively entitled in the amount set opposite their respective names in column (1) of
     Part III of Schedule 1.

3.3 By way of further consideration for the sale by the Vendors of the Shares (subject to clauses 3.4, 3.5 and 3.6) the Purchaser shall:-

     3.3.1 issue to the Vendors on the 1st October 1997 the 1998 Loan Notes in the nominal amounts set out in column (4) of Part 1 of Schedule 1 opposite each Vendor's name in column (1) of Part 1 of Schedule 1;

     3.3.2 issue to the Vendors on the 1st October 1998 the 1999 Loan Notes in the nominal amounts set out in column (4) of Part 1 of Schedule 1 opposite each Vendor's name in column (1) of Part 1 of Schedule 1;

     3.3.3 issue to the Vendors on the 1st October 1999 the 2000 Loan Notes in the nominal amounts set out in column (4) of Part 1 of Schedule 1 opposite each Vendor's name in column (1) of Part 1 of Schedule 1.

3.4 The issue of the 1998 Loan Notes shall only be made if the Vendor Committee certifies in good faith in writing to the Purchaser prior to 1st October 1997 that on the basis of the information then available, including the management accounts of the Company and its subsidiaries for the eleven months to 31st August 1997, it reasonably expects that EBITDA for the financial year ending 30th September 1997 will exceed (pound) 1,000,000.

3.5 The issue of the 1999 Loan Notes shall only be made if the Vendor Committee certifies in good faith in writing to the Purchaser prior to 1st October 1998 that on the basis of the information then available, including the management accounts of the Company and its subsidiaries for the eleven months to 31st August 1998, it reasonably expects that EBITDA for the financial year ending 30th September 1998 will exceed (pound) 1,100,000.

3.6 The issue of the 2000 Loan Notes shall only be made if the Vendor Committee certifies in good faith in writing to the Purchaser prior to 1st October 1999 that on the basis of the information then available, including the management accounts of the Company and its subsidiaries for the eleven months to 31st August 1999, it reasonably expects that EBITDA for the financial year ending 30th September 1999 will exceed (pound) 1,210,000.

3.7.1 By way of further consideration for the sale by the Vendors of the Shares the Purchaser shall on Completion pay to the Company's solicitors by way of contribution towards the professional costs incurred by the Vendors and the Minority Shareholders and the Group Companies in relation to this agreement, the Short Form Share Purchase Agreement and other documentation related thereto in the aggregate sum of (pound) 117,500 which figure shall include VAT and disbursements and shall (subject to clause 3.7.2) pay a further sum of (pound) 20,000 towards such fees on behalf of the Company, Vendors, Minority Shareholders and the Group Companies, such further (pound) 20,000 to be deducted from the Repayment Premiums under the Loan Notes.

3.7.2 To the extent that the aggregate amount determined or agreed to be payable under the Loan Notes issued by the Purchaser is less than (pound) 20,000 the difference shall be payable to the Purchaser by the Vendors on a joint and several basis.

3.7.3 In addition to the amounts specified in clause 3.7.1 above the Company shall pay (pound) 10,000 (or such other amount being the balance held by GiroCredit of the monies remaining from the sale of the Company's shareholding in DMS) to such persons as the Vendor Committee shall direct.

3.8 If prior to any payment of an Earn Out Payment, the Purchaser shall notify the Warrantors of a Claim being brought in good faith by the Purchaser, then if the Purchaser so requires the amount of the Earn Out Payment which would otherwise fall due for payment shall be reduced by an amount equal to the amount of the Claim or a reasonable estimate thereof together with a reasonable estimate of the professional costs of pursuing the Claim which may be withheld by the Purchaser from all or any of the Warrantors and such withholding shall not then be payable until the settlement or resolution of such Claim. For the purposes of this clause 3.8:

     3.8.1  a Claim shall be deemed;

            3.8.1.1 to be settled when the Vendor Committee and the Purchaser shall have agreed a final settlement thereof as between the Warrantors and the Purchaser; or

            3.8.1.2 to have been resolved when an order or decree of the Court of competent jurisdiction shall have been given in proceedings therein in respect of the Claim and such order or decree is final and not or no longer appealable.

     3.8.2 The amount determined to be payable on the settlement or resolution of the Claim shall be the amount agreed by the Vendor Committee and the Purchaser under any such settlement or determined by any such order or decree (as the case may be) to be payable by the Warrantors in respect thereof.


     3.8.3 Subject to Schedule 6, the satisfaction pro tanto of any claim by reduction of the amount of the Earn Out Payment pursuant to this clause 3.8 shall in no way prejudice or affect any other rights or remedies of the Purchaser for the purposes of recovering any amount due to the Purchaser which is not satisfied by such means.

     3.8.4 Subject to Schedule 6, any forbearance or delay in exercising or any decision not to exercise or to exercise only in part the rights conferred by this clause 3.8 shall in no way prejudice or affect the right or remedy of the Purchaser against the Warrantors under this agreement, the Tax Deed or otherwise howsoever and whensoever arising.

3.9 Any notice served by the Purchaser in accordance with clause 3.8 shall contain:

     3.9.1 specific details of the Claim to which it relates, together with a statement that such Claim has been brought against the Warrantors (or any of them) by the Purchaser in good faith; and

     3.9.2 the Purchaser's best estimate of the amount of such Claim taking into account both quantum and liability issues (taking account of the limitations set out in Schedule 6).

3.10 If the Vendor Committee disputes the amount being withheld by the Purchaser then the Vendor Committee may serve written notice ("a Default Notice") on the Purchaser within 14 days of receipt of the notice served in accordance with 3.8, disputing such notice. If within 14 days of service of the Default Notice the Purchaser and the Vendor Committee are unable to agree the amount of the withholding then either the Purchaser or the Vendor Committee shall be entitled to refer the matter or matters not agreed to an Independent Chartered Accountant agreed between the Vendor Committee and the Purchaser (or, if not agreed within 7 days, to be nominated by the President of the Institute of Chartered Accountants in England and Wales) who shall act as expert and not arbitrator and whose decision in the absence of clerical or manifest error shall be binding on the Warrantors and the Purchaser. The reasonable costs of the independent Chartered Accountant shall be borne as he shall direct.

3.11 At the end of each financial year during the Earn Out Years, the parties shall use their respective powers to procure that the Company shall procure that, as soon as reasonably practicable and in any event within 75 days thereafter, the Auditors audit the accounts of the Group Companies and having audited such accounts shall certify that EBITDA for that relevant financial year has been calculated in accordance with this agreement.

3.12 The Purchaser shall deliver to the Vendor Committee copies of the accounts and the certification by the Auditors of the amount of the EBITDA within 7 days of the certification.


3.13 The Purchaser and the Vendor Committee shall within 14 days of the service by the Purchaser of the accounts and the EBITDA certification agree the amount of EBITDA for that financial year. In default of such agreement, the matters or matters not agreed shall be referred to an independent Chartered Accountant agreed between the Vendor Committee and the Purchaser (or, if not agreed within 7 days, to be nominated by the President of the Institute of Chartered Accountants in England and Wales) who shall act as expert and not arbitrator and whose decision in the absence of clerical or manifest error shall be binding on the Vendors and the

     Purchaser. The reasonable costs of the independent Chartered Accountant shall be borne as he shall direct.

3.14 The Vendors and the Purchaser agree that the provisions of Schedules 7 and 9 shall apply. Schedule 9 shall be without prejudice to any rights of the Purchaser.

3.15 The Guarantor as a surety only (and not as a principal obligor) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by the Purchaser and/or the Company of their respective obligations (but with the benefit all rights of the Purchaser and/or the Company) under:-

     3.15.1 this agreement; and/or

     3.15.2 all other agreements entered into at or after Completion by the Purchaser and/or the Company in favour of the Vendors or any of them whether or not referred to in this Agreement (each a "Transaction Document") including, without limitation the Loan Notes to be issued or in issue at any time after Completion.

3.16 The Guarantor's liability hereunder shall not be discharged or impaired by:

     3.16.1 any failure to exercise or delaying the exercise of any right or remedy (except a specific and duly authorised written waiver or release signed pursuant to Schedule 9) and no partial exercise of any right or remedy shall preclude any further or other exercise;

     3.16.2 any legal limitation, disability, incapacity or other circumstance in relation to the Purchaser, or any Group Company;

     3.16.3 or any irregularity or invalidity of any obligation of the Purchaser or any Group Company under or pursuant to this agreement or any other Transaction Document so that the obligations of the Guarantor hereunder will remain in full force and effect and this Guarantee will be construed accordingly as if there were no such irregularity, unenforceability or invalidity.

3.17 The Guarantor hereby waives any right it may have of first requiring the Vendors to proceed against, or enforce any right against, the Purchaser.

3.18 Any amounts payable hereunder shall be paid in full without any deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, charges, taxes or otherwise) except that the amounts due to any individual Vendor are subject to set-off of claims against that Vendor in accordance with the terms of the Transaction Documents.

4.   Completion

4.1 Completion shall take place at the offices of the Companys' Solicitors immediately after the execution of this agreement when, subject to clause 4.9, all the transactions mentioned in the following sub-clauses shall take place.

4.2  The Vendors shall deliver to the Purchaser:

     4.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of the Shares together with any relative share certificates issued to them;

     4.2.2 (save in respect of the shares the subject of the Mark Wallace Agreement and those held by Mr Ibrahim Sharif in Spectrum Communications LLC), duly completed and signed transfers in favour of the Purchaser or as it may direct of all shares of the Subsidiaries which are not registered in the name of a Group Company together with any relative share certificates issued to them;

     4.2.3  the Tax Deed duly executed by the Covenantors;

     4.2.4 the resignation of the existing auditors of each UK Group Company (except in) confirming that they have no outstanding claims of any kind and containing a statement under CA s 394(1) that there are no such circumstances as are mentioned in that section;

     4.2.5 the statutory books of each Group Company complete and up to date (but not to include the events occurring at or immediately prior to Completion) and their certificates of incorporation and (if any) common seals;

     4.2.6  the title deeds relating to each of the Properties;

     4.2.7  the Dubai Agreements duly executed by the parties thereto;

     4.2.8  the Mark Wallace Agreement duly executed by the parties thereto;

     4.2.9  the GiroCredit Agreement duly executed by the parties thereto;


     4.2.10 the Short Form Share Purchase Agreement duly executed by the parties thereto;

     4.2.11 duly executed transfers in favour of the Purchaser (and any relative certificates issued to them) for the Additional Stock;

     4.2.12 waivers in the Agreed Form in relation to the Additional Stock.

4.3 The Loan Stock Vendors shall deliver to the Purchaser duly executed transfer instruments in favour of the Purchaser (in such form as the Purchaser shall reasonably require) or as it may direct in respect of the Vendor Loan Stock together with the relative certificates.

4.4 Save for expenses paid to the Vendors on account in the ordinary course of business and those amounts referred to in the Disclosure Letter the Vendors shall repay all monies then owing by them to any Group Company whether due for payment or not.

4.5 The Vendors shall enter into service agreements with the Company and/or one of its Subsidiaries in the Agreed Form.

4.6 Board Meetings of each Group Company whose registered office is in the United Kingdom shall be held at which:

     4.6.1  additional directors shall be appointed as agreed;

     4.6.2 the transfers referred to in clause 4.2.1 or 4.2.2 (as the case may be) shall be approved (subject to stamping);

     4.6.3 the resignations referred to in clause 4.2.4 shall be submitted and accepted;

     4.6.4 the accounting reference date shall be changed to 30th September and the accounting reference period ending 30th June 1996 shall be extended to 30th September 1996;

     4.6.5 the transfers referred to in clause 6.2 of the Short Form Share Purchase Agreement shall be approved (subject to stamping).

4.7 The Vendors shall procure a Board Meeting of Mark Wallace Associates Limited at which the transfer of shares agreed in the Mark Wallace Agreement shall be approved (subject to stamping) procure that Spectrum Communications BVI Limited becomes a wholly owned subsidiary of the Purchaser and;

4.8 Upon completion of the matters referred to in clauses 4.2 to 4.7 the Purchaser shall:

     4.8.1  deliver to Mr Berners-Price a cheque for each of the Vendors for each Vendor's entitlement of the consideration referred to in clause 3.1;

     4.8.2 deliver to each of the professional firms whose fees are being paid in accordance with clause 3.5 cheques in respect of the consideration referred to in clause 3.5;

     4.8.3 deliver to Mr Berners-Price a cheque for each of the Loan Stock Vendors for each Loan Stock Vendor's entitlement of the consideration referred to in clause 3.2; and

     4.8.4 advance to the Company the sum of (pound) 2,500,000 to be applied in satisfying the obligations of the Group Companies under the GiroCredit Agreement in the reduction of creditors and for general working capital purposes. Furthermore the Guarantor and the Purchaser acknowledge the intention of the Group Companies to incur approximately (pound) 200,000 of capital expenditure within the two months following Completion.

4.9 The Purchaser may in its absolute discretion waive any requirement contained in clauses 4.2 to 4.7 and shall not be obliged to complete the purchase of any of the Shares unless the GiroCredit Agreement and the purchase of

     4.9.1  all the Shares;

     4.9.2  Vendor Loan Stock; and

     4.9.3  the Additional Stock; and

     4.9.4  all the shares being sold under the Short Form Share Purchase
            Agreement

     are completed in accordance with this agreement

4.10 As soon as practicable following Completion:

     4.10.1 the Purchaser shall use its reasonable endeavours to procure the release of the Vendors from all liability arising after Completion under the guarantees given by them on behalf of the Group Companies and listed in the Disclosure Letter.

     4.10.2 Ernst & Young are appointed an auditor of Spectrum Communications GmbH following the registration of KPMG; and

     4.10.3 the Guarantor will as further consideration for the entry into service agreements hereunder issue or grant share options to such persons and in such numbers exercisable on normal terms it has agreed to do so with the Vendor Committee

     4.10.4 Brian Shepherd shall be appointed to the board of directors of Spectrum Communications LLC

     4.10.5 each of the Company, Spectrum Communications Limited, Mark Wallace Associates Limited and Spectrum Communications Dubai LLC shall appoint management committees by passing board resolutions in the agreed terms.

5.   Warranties, Undertakings and Covenants by the Warrantors

5.1 Each of Mr Berners-Price, Mr Bernard Bussy, Mr Timothy Elliott, Mr Anthony Crawford, Mr Jeremy Garbett and Laurence Croneen jointly and severally warrant and represent to and undertake with the Purchaser that:

     5.1.1 the Shares, together with the shares being transferred under the terms of the Short Form Share Purchase Agreement at Completion constitute the whole of the issued and allotted share capital of the Company;

     5.1.2 the Shares beneficially owned by the Company in Spectrum Communications Limited ("SCL") constitute the whole of the issued and allotted share capital of SCL;

     5.1.3 the Vendor Loan Stock (together with the Additional Stock) constitutes all loan stock issued by the Company or SCL and which remains outstanding, unpaid or unredeemed;

     5.1.4 except as required or contemplated by this agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for or require the issue, allotment or transfer of any share or loan capital of the Company or SCL or so far as they are aware Mark Wallace Associates Limited ("MWA") (including any option or right of pre-emption or conversion);

     5.1.5  SCL and MWA Ltd are wholly owned subsidiaries of the Company;

     5.1.6 the information in Schedule 2 relating to the Company and SCL is true and accurate in all respects;

     5.1.7 the Company or, where specified, SCL is the sole beneficial owner of the shares stated to be owned by it in Schedule 2 in such of the Subsidiaries who are trading and are not dormant as at the date of this agreement, free from any encumbrance; and


     5.1.8 there is no impediment to Spectrum Communications International BVI Limited becoming a wholly owned subsidiary within a reasonable period of Completion and it will without any cost or liability become a wholly owned subsidiary within fourteen days of Completion unless the Purchaser requires otherwise.

5.2 Mr Wallace warrants and represents to and undertakes with the Purchaser that:-

     5.2.1 the shares beneficially owned by the Company together with the shares being transferred under the terms of the Mark Wallace Agreement at Completion constitute the whole of the issued and allotted share capital of MWA;

     5.2.2 in relation to MWA, there is no loan stock in issue and which remains outstanding, unpaid or unredeemed;

     5.2.3 except as required or by this agreement, there are no agreements or arrangements in force which provide for the present or future issue, or allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for or require the issue, allotment or transfer of any share or loan capital of MWA (including any option or right of pre-emption or conversion); and

     5.2.4 the information in Schedule 2 relating to MWA Limited is true and accurate in all respects.

5.3 Mr Rupert Evans warrants and represents to and undertakes with the Purchaser that:

     5.3.1 the shares beneficially owned by SCL in Spectrum Communications LLC ("SC LLC") together with the shares beneficially owned by Ibrahim Sharif in SC LLC at Completion constitute the whole of the issued and allotted share capital of SC LLC;

     5.3.2 in relation to SC LLC, there is no loan stock in issue and which remains outstanding, unpaid or unredeemed;

     5.3.3 except as required or by this agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of any share or loan capital of SC LLC (including any option or right of pre-emption or conversion);

     5.3.4 the information in Schedule 2 relating to SC LLC is true and accurate in all respects.

5.4 The Vendors and (by virtue of the Short Form Share Purchase Agreement) the Minority Shareholders jointly and severally warrant and represent to and undertake with the Purchaser in the terms of the Warranties.


5.5 Each of the Vendors and (by virtue of the Short Form Share Purchase Agreement) the Minority Shareholders severally warrants and represents to and undertakes with the Purchaser that:-

     5.5.1 he has and will have full power and authority to enter into and perform this agreement and (where relevant) the Tax Deed which constitute or when executed will constitute binding obligations on him in accordance with their respective terms;

     5.5.2 he is entitled to transfer the full legal and beneficial ownership those of the shares in the Company registered in his name to the Purchaser on the terms of this agreement without the consent of any third party; and

     5.5.3 there is no pledge, lien, option or other encumbrance on, over or affecting those of the shares in the company registered in his name and there is no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing.

5.6 Each of the Loan Stock Vendors severally warrants and represents to and undertakes with the Purchaser that he is entitled to transfer the full legal and beneficial ownership of the Vendor Loan Stock set against his name in Part III of Schedule 1 to the Purchaser on the terms of this agreement without the consent of any third party.

5.7 Each of the Vendors and (by virtue of the Short Form Share Purchase Agreement) the Minority Shareholders undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Warrantors, that he has made due and careful enquiry into the subject matter of that Warranty and has used all reasonable endeavours to ensure that all information given, referred to or reflected in the relevant warranty or representation is accurate in all material respects.

5.8 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this agreement shall govern or limit the extent or application of any other clause.

5.9 Subject to Schedule 6, the rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company or failing to exercise or delaying the exercise of any right or remedy, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.10 None of the information supplied by any Group Company or its professional advisers prior to the date of this agreement to any of the Warrantors or their agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of any Group Company, shall be deemed a representation, warranty or guarantee of its accuracy by that Group Company to the Warrantors, and the Warrantors waive any claims against that Group Company which they might otherwise have in respect of it.

5.11 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which the Purchaser may agree to or effect in relation to one of the Warrantors in connection with this agreement, and in particular the Warranties, shall not affect the rights and remedies of the Purchaser as regards any other of the Warrantors.

5.12 None of the provisions of Schedule 6 shall apply in respect of any matter where the Warrantors concealed such matter from the Purchaser or in the event of fraud on the part of one or more of the Warrantors.

5.13 Each of the Vendors hereby covenants with the Purchaser that:

     5.13.1 he will at all times after Completion comply to the best of his ability with the terms of his service agreement with the Company or the Subsidiaries; and

     5.13.2 without the consent of the Purchaser in writing he will not waive any remuneration, commission, bonus or any other payment to which he may be entitled to whether under the terms of his service agreements with any Group Company or otherwise; and

     5.13.3 he will indemnify the Company in respect of any claims that may be made against the Company in respect of his income tax or national insurance contributions relating to the payment to him of the Earn Out Payments.

5.14 The Purchaser and the Guarantor each severally warrant to the Vendors that it has and will have full power and authority to enter into the agreement and the Tax Deed which constitute or when executed will constitute binding obligations on it in accordance with their respective terms.

6.   Shareholders Agreements

6.1 In accordance with the terms of the Shareholders Agreements the Vendors (or such of them as are parties to such Shareholders Agreements) hereby confirm the termination with effect from

     Completion of the Shareholders Agreements and further confirm that none of them have any claim against any other party to the Shareholders Agreements arising under the terms of the Shareholders Agreements or arising from a breach of the terms of the Shareholders Agreements or otherwise.

7.   Restrictive Agreement

7.1 Subject to clause 7.2 and as further consideration for the agreement of the purchase herein and as a fundamental term of this agreement each of the Vendors agrees as a separate and distinct covenant with the Purchaser on its own behalf and on behalf of the Company (and on behalf of its subsidiaries) that, during the period commencing on the Completion Date and expiring at 30th September 2000 he shall not (unless with the prior consent of the Board of the Company which may be withheld only as is reasonably necessary to protect the legitimate interests of the Company and its subsidiaries) carry on or be interested in a Competitive Business in competition with the Company and/or its subsidiaries in the Prohibited Area as a director, proprietor, employee, consultant or otherwise.

     For the purpose of this clause 7.1:

     "Competitive Business" means any business or activity carried on by the Company or any of its subsidiaries at the relevant date in which the Vendor shall have been directly concerned to a material extent at any time during the 12 month period ending on the relevant date; and

     "Prohibited Area" means England, Wales, Scotland, Northern Ireland, Republic of Ireland and the Channel Islands and (in the case of Mr Evans the Gulf Co-operation States).

7.2 In considering any request for permission by any Vendor under clause 7.1 the Purchaser will and will use all reasonable endeavours to procure that its directors will as appropriate:-

(a) discuss in full the request at the next available board meeting and convene a board meeting to discuss the request as soon as is reasonably practicable;

(b) have due regard to the amount of further consideration which is then and from time to time envisaged to become payable to such Vendor upon the repayment of his Loan Notes;

(c)  have due regard to the financial position of the relevant Vendor;

(d) seek where reasonably practicable to give a limited or conditional consent (upon such limits or conditions as it thinks reasonable) rather than a refusal;

(e) if its consent is refused or made subject to certain limits or conditions review its position after a reasonable request by the relevant Vendor where his or the Group Companies' position has materially changed;


PROVIDED THAT the provisions of this sub-clause shall not apply:;

(a) in the event that the Vendor has ceased to be employed by the Group Companies in circumstances where he could have been dismissed for breach of his service contract; or

(b) for so long as the Purchaser pays or procures the payment to the relevant Vendor of the then most recently prevailing remuneration payable to him under his service agreement with a Group Company

7.3 Each of the Vendors agrees as a separate and distinct covenant with the Company (on its own behalf and as trustee for each other Group Company) and the Purchaser that, during the period of 12 months commencing on the Completion Date and expiring at 30th September 2000 he shall not:

     7.3.1 either on his own account or otherwise directly or indirectly canvass or solicit or accept business from any Customer Connection;

     7.3.2 directly or indirectly induce or seek to induce any Skilled Employee to leave any Group Company's employment or engagement, whether or not this would be a breach of contract on the part of such person, or offer employment or engagement to such person or employ or engage such person.

     For the purposes of this clause 7.3:

     "Customer Connection" means any person, firm, company or other organisation who:

     (a) at any time during the 12 month period ending on the relevant date, was a client or customer of any Group Company; or

     (b) was at the date of such termination, negotiating with any Group Company with a view to dealing with the Company as a client or customer or supplier;

     Provided that this will only include suppliers where alternative sources of supply on equivalent terms would not be generally available to the Group Company or where the interference with any such supplier may reasonably be anticipated to damage the Group Company and

     "Skilled Employee" shall mean any person who was:

     (a)    employed by a Group Company; or

     (b)    contracted to render services to a Group Company;

            on design, financial, technical, production or managerial work during the 12 month period expiring on the date of the termination of such person's employment.

7.4 Each of the Vendors agrees with the Company and the Purchaser that he will not at any time after Completion or after the termination of his employment with the Company, whether by himself, his employees or agents or otherwise howsoever;

     7.4.1 engage in any trade or business or be associated with any person, firm or company engaged in any trade or business using the name Spectrum or incorporating the word Spectrum or the name Mark Wallace or MWA (save that Mark Wallace may use the name Mark Wallace or a colourable imitation thereof in connection with a business not of a type in which the Group Companies then engage);

     7.4.2 in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with any Group Company or for the purposes of obtaining or retaining any business or custom claim, represent or otherwise indicate any past association with any Group Company;

     7.4.3 without the consent of the Purchaser use, whether for himself or on behalf of any third party, or divulge in any third party any Confidential Information.

7.5 If the Company or any Group Company shall have obtained any Confidential Information from any third party under an agreement including any restriction on disclosure, each of the Vendors agrees with the Company and the Purchaser that he will not at any time without the consent of the Company infringe such restrictions.

7.6 Each of the Vendors agrees with the Company and the Purchaser that the restrictive covenants herein contained are reasonable and necessary for the protection of the value of the Shares and the Company and each of the Vendors agrees that having regard to that fact those covenants do not work harshly on him.

7.7 Whilst the restrictions aforesaid are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions taken together shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interest of the Purchaser but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods thereof were reduced or the range of products or areas dealt with thereby reduced in scope, then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.

8.   Vendors' Protection


8.1 The Vendors and the Purchaser agree that the provisions of Schedule 6 shall apply.

9.   General

9.1 No announcement of any kind shall be made in respect of the subject matter of this agreement unless specifically agreed between the Purchaser and the Vendor Committee or required by law or an announcement is required by the NYSE (in which case the Purchaser and the Vendor Committee shall consult in good faith with each other on the form of such announcement).

9.2 If any of the Shares shall at any time be sold or transferred, the benefit of each of the Warranties or any Claim or any other claim against each of the Vendors or the Warrantors may be assigned to the purchaser or transferee of those shares who shall accordingly be entitled to enforce each of the Warranties (subject to Schedule 6) or such claims against each of the Vendors or the Warrantors as if he were named in this agreement as the Purchaser.

9.3 This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided above, none of the rights of the parties under this agreement or the Warranties may be assigned or transferred.

9.4 Subject to clause 3.7 all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this agreement shall be borne solely by the party who incurred the liability and no Group Company shall have any liability in respect of them.

9.5 All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this agreement or such other address as the recipient may designate by notice given to each of the other parties in accordance with the provisions of this sub-clause. Any such notice may be delivered personally or by first class prepaid letter, or facsimile transmission and shall be deemed to have been served if by personal delivery when delivered, if by first class post two working days following the date of posting and if by facsimile transmission on the working day immediately following the date of despatch.

9.6 This agreement and the agreements referred to in it or entered into in writing and witnessed by the Purchaser's Solicitors or the Company's Solicitors constitute the entire agreement between the parties hereto with respect to the matters dealt with therein and supersedes any previous agreement between the parties hereto in relation to such matters. Each of the parties hereto hereby acknowledges that in entering into this agreement he or it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein. No variation of this agreement shall be valid or effective unless made by one or more instruments in writing signed by such of the parties hereto which would be affected by such variation.

9.7 The Vendors shall from time to time and at all times after Completion (at the reasonable cost of the Purchaser) execute all such deeds and documents and do all such things as the Purchaser may reasonably require for perfecting the transactions intended to be effected under or pursuant to this agreement and for vesting in the Purchaser the full benefit of the Shares and the Vendor Loan Stock.

9.8 Each of the Purchaser and the Guarantor shall (and shall procure that insofar as it is able the Company shall) from time to time and at all times after Completion (at the reasonable cost of the Vendors) execute all deeds and documents and do all such things (not otherwise required by this agreement) as the Vendor Committee may reasonably require for perfecting:-

     9.8.1 the execution by the Purchaser and the Guarantor of this agreement or any of the other documents executed or to be executed by them at Completion; and

     9.8.2  the release of the guarantees to be released pursuant to clause
            4.10.

9.9 Notwithstanding any other provision of this agreement no provision hereof which is of such a nature as to make this agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the date after that on which particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act.

9.10 Subject to clause 9.9, all provisions of this agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then remaining to be performed.

9.11 The constitution, validity and performance of this agreement shall be governed by the laws of England and the parties hereby irrevocably agree that they will submit to the non-exclusive jurisdiction of the English Courts.

9.12 Each of the Vendors who has not from time to time an address in England and Wales for service of proceedings as listed in Schedule hereby irrevocably authorises and appoints any member of the Vendor Committee to accept service of all legal process arising out of or connected with this agreement and service on any such member shall be deemed to be service on the party concerned.

9.13 Each of the Loan Stock Vendors hereby:

     9.13.1 waives any claim he may have against the Company and/or its officers and employees in respect of any failure by the Company to repay the whole or any part of any Vendor Loan Stock or make any payment of interest due prior to the due date; and

     9.13.2 acknowledges that, save for the Vendor Loan Stock indicated against his name in Part II of Schedule 1, he had no claim or entitlement whatsoever against any Group Company in respect of any Vendor Loan Stock or indebtedness (howsoever arising) other than claims for expenses arising in the ordinary course (not exceeding (pound) 3,000 in the case of any one individual).

9.14 Each Loan Stock Vendor undertakes to the Purchaser and the Vendors to procure, on request, a waiver and acknowledgement in similar form from the Additional Stock Vendors and any other person to whom he has transferred or from whom he has received any Vendor Loan Stock or Additional Stock as the case may be.

9.15 For the purposes of this agreement and all other Deeds and agreements contemplated hereby, the knowledge of those of the Vendors who become directors of the Purchaser, shall not be imputed to the Purchaser, or the Guarantor. Furthermore the rights of the Purchaser or Guarantor shall not be adversely affected by any actions or omissions in his capacity as director of the Purchaser or Guarantor by any Vendor who becomes a director of the Purchaser or Guarantor.

10.  Appointment of Attorney

10.1 Each of the Vendors hereby irrevocably appoints the Purchaser as his lawful attorney for the purpose of receiving notices of and attending and voting at all meetings of the members of the

     Company from the date of this Agreement to the date on which the Purchaser or its nominees is entered in the Register of Members of the Company as the holder of the Shares.

10.2 For such purpose each of the Vendors hereby irrevocably authorises:

     10.2.1 the Company to send any notice in respect of his holding of Shares of the Company to the Purchaser; and

     10.2.2 the Purchaser to complete in such manner as it thinks fit and to return Proxy Cards, Consents to Short Notice and any other document required to be signed by him in his capacity as a member.

AS WITNESS the hands of the parties the day and year first before written

                                   SCHEDULE 1

                                     Part 1
                                Vendors' Holdings

         (1)                       (2)              (3)          (4)         (5)
Vendor's Name and Address   Number of Shares   Consideration  Loan Note    Relevant
                                               (pound)        (Number)     Percentage
                                                                           %
Peter Berners-Price               865,545         154,548      865,545       23.68
Whitegates
Commonwood
Nr Kings Langley
Herts
WD4 9BB

Mark Wallace                      548,250          97,893      548,250       15.00
Woodmans Cottage
Fingest Road
Nr Henly on Thames
Oxon  RG9 6PU

Anthony Crawford                  328,950          58,736      328,950        9.00
The End House
Parsons Wood
Parsonage Lane
Farnham Common
Bucks
SL2 3NZ

Bernard Bussy                     219,300          39,157      219,300        6.00
Woodlands House
Whittle Close
Forest End Road
Sandhurst
Surrey
GU17 8JT

Timothy Elliott                   214,800          38,354      214,800        5.88
66 Cumberland Road
Hanwell
London W7 2EB




Laurence Croneen                  214,800          38,354      214,800        5.88
5 Broomhouse Road
London
SW6 5QS

Richard Collison                  178,250          31,828      178,250        4.88
19 Queens Court
Queens Road
Richmond
Surrey  TW10 9LA

Rupert Evans                      204,800          36,568      204,800        5.60
c/o Spectrum
Communications LLC
P.O. Box 14208
Bin Khedia Centre 3rd Floor
Al Garhoud Bridge Road
Dubai UAE

Arif Hamid                        145,200          25,926      145,200        3.97
Flat 1
12 Larkfield Road
Richmond
Surrey  TW9 2PF

Jeremy Garbett                    178,250          31,828      178,250        4.88
33 St Peter's Grove
London
W6 NAY

Christine Chapman                 108,650          19,400      108,650        2.97
18 Priory Avenue                  -------                      -------        ----
Chiswick
London
W4 1TY


      (1)                          (2)                   (3)               (4)         (5)
Name and Address            Number of Shares        Consideration       Loan Note    Relevant
                            in capital of Company   (pound)                          Percentage
                                                                                     %
Clifford Zenker                    14,579               2,603            14,579         0.40
Tile Cottage, The Square
Greatworth, Banbury

Oxon
OX17 1SP

Edward Marron                       4,052                 724             4,052         0.11
5 Braybrook Street
London
W12 OAB

Carol Lamb                         10,544               1,883            10,544         0.29
206 Westcott Crescent
Hanwell
London
W7 1NU

Tina Straughan                     14,023               2,504            14,023         0.38
c/o Spectrum
Communications LLC
P.O. Box 14208
Bin Khedia Centre, 3rd Floor
Al Garhoud Bridge Road
Dubai UAE

Ashley Redsell                     14,542               2,597            14,542         0.40
Barton House
Wappenham Road
Syresham
Northants
NN13 5HQ

Micou Crawford                      5,779               1,032             5,779         0.15
The Cottage, Sunnyside Farm
Wall Hill Road
Corley Moor
Coventry
CV7 8AH

Barbara Bright                      3,500                 625             3,500         0.10



103 Avondale Road
Mortlake
London
SW14 8PU

Taryn Fulton-Hart                   2,000                 357             2,000         0.05

1 Munster Mews
323a Lillie Road
London
SW6 7LL

Lucy Zeal                           2,700                 482             2,700         0.07
11 Neville Street
London
SW7 3AR

Trustees of Christopher
Harper Memorial Trust               2,544                 454             2,544         0.07
16-18 Acton Park Estate
Stanley Gardens
The Vale
London W3 7QE

Paul Swan                          73,100              13,052            73,100         2.00
Woodlands
Hollybush Hill
Stoke Poges
Slough
Berkshire SL2 4QN

Nicholas Matthews                  71,272              12,726            71,272         1.95
Coombe Hill Court
Shacombe
Banbury
Oxfordshire  OX17 2AN

Alison Lloyd-Adams                 35,500               6,339            35,500         0.97
8 Priest Park Avenue
Harrow
London
HA2 ORB

Siobhan Maloney                    34,000               6,071            34,000         0.93
87 Evergreen Way
Hayes
Middlesex
UB3 2BH


Simon Ludgate                      25,000               4,464            25,000         0.68
12 Willow Lodge
River Gardens

70 Stevenage Road
London  SW6 6NW

Roland Moss                        35,550               6,339            35,550         0.97
Flat 3, 202 Warpole Road
Wimbledon
London
SW20 8PN

David Zolkwer                      60,000              10,713            60,000         1.64
72 All Saints Avenue
Maidenhead
Berkshire
SL6 6LZ

Claire Drewer                      25,000               4,464            25,000         0.68
Flat 1
60 Salford Road
London SW2 4BG

Chantal Croneen                     2,500                4.46             2,500         0.07
5 Broomhouse Road
London SW6 5QS

Mark Fogwill                        9,070               1,619             9,070         0.25
Cobwebs
Hardwick Road
Witchchurch on Thames
Oxfordshire
RG8 7HL

Jennifer Zolkwer                    3,000                 536             3,000         0.08
72 All Saints Avenue
Maidenhead
Berkshire
SL6 6LZ
                                   ------                                ------         ----


                                    Part III
                               Loan Stock Vendors

1                             2                            3
Name and Address              Nominal Amount               Consideration
                              of Loan Stock                (pound)
                              (pound)
                              Loan A       Loan B          Loan A      Loan B

Peter Berners-Price           31,289         -             16,817

Whitegates
Commonwood
Nr Kings Langley
HertsWD4 9BB

Bernard Bussy                 19,355       39,742           9,731      19,982
Woodlands House
Whittle Close
Forest End Road
Sandhurst
Surrey GU17 8JT

Anthony Crawford              19,355       17,692          12,292      11,236
The End House
Parsons Wood
Parsonage Lane
Farnham Common
Bucks SL2 3NZ

                                     PART IV
                                Additional Stock

Name and Address of Holder     Nominal amount of Stock       Consideration
                                      (pound)                   (pound)
                                 Loan A      Loan B             Loan A    Loan B

Ann Beverley Bussy                           32,000                       32,000
Woodlands House
Whittle Close
Forest End Road
Sandhurst
Surrey   GU17 8JT

Marilyn Crawford                             54,050                       38,186
The End House
Parsons Wood
Parsonage Lane
Farnham Common
Bucks
SL2 3NZ

Lee-Anne Pentony-Woolwich                    27,214                       20,251
"Lancresse"
11 Kinsley Avenue
Camberley
Surrey GU16 2NA

Martin Pentony-Woolwich                      27,214                       20,253
"Lancresse"

11 Kinsley Avenue
Camberley
Surrey GU16 2NA

Ronald Calcott                               21,212                       21,212
Boundary Elms
Burchetts Green Lane
Maidenhead
Berkshire SL6 3QP

Maxine Calcott                               25,714                       23,788
Boundary Elms
Burchetts Green Lane
Maidenhead
Berkshire SL6 3QP

Paul Swan
Woodlands
Hollybush Hill
Stoke Poges
Slough
Berkshire SL2 4QN                33,871                         18,529

Peter Berners-Price and Paul Swan            77,062                       52,820
(Trustees of Peter Berners-Price Trust)
c/o: Whitegates
Commonwood
Nr Kings Langley
Herts WD4 9BB

Paul Swan and Peter Berners-Price            16,729                       7680.1
(Trustees of Paul Swan Trust)
c/o:  Woodlands
Hollybush Hill
Stoke Poges
Slough
Berkshire SL2 4QN

                                   SCHEDULE 2
                           Details of Group Companies

                               Part l: The Company

Company Number:            2467201
Date of Incorporation:     5 February 1990
Share Capital:
Authorised:                5,000,000 Ordinary Shares of 10p each
Issued:                    3,655,000
Registered Office:         16-18 Acton Park Estate, Stanley Gardens,
                           The Vale, London, W3 7QE

Directors:                 Peter Devonald Berners-Price
                           Bernard Bussy
                           Anthony Crawford

Secretary:                 Peter Devonald Berners-Price

VAT Registration Number:   532 3884 42

                       Part 2: Details of the Subsidiaries


==============================================================================================================================
Name of                 Registered       Share Capital        % Shares         Registered                  Directors
Subsidiary              Number           Auth'd/issued        owned by         Office
                                                              the Company
- ------------------------------------------------------------------------------------------------------------------------------
Mark Wallace            2688211          (pound)100,000/      100              32 Berrymede Road           Bernard Bussy
Associates                               (pound)100                            Chiswick                    Mark Wallace
Limited                                                                        London W4 5JD
- ------------------------------------------------------------------------------------------------------------------------------
Spectrum                1262135          (pound)102,700/      100              16-18 Acton Park Estate     Anthony Crawford
Communications                           (pound)102,700                        Stanley Gardens             Laurence Croneen
Limited ("SCL")                                                                The Vale                    Timothy Elliott
                                                                               London W3 7QE               Rupert Evans
                                                                                                           Jeremy Garbett
- ------------------------------------------------------------------------------------------------------------------------------
Spectrum  *             1479133          (pound)120/          0.83 directly    Harcourt House              Bernard Bussy
Communications                           (pound)120           and 99.17        19 Cavendish Square         Rupert Evans
(Birmingham)                                                  through SCL      London
Limited                                                                        W1A 2AW
- ------------------------------------------------------------------------------------------------------------------------------
Spectrum  **            140284           (pound)1,000/        0                Craigmuir Chambers          Peter Berners-Price

Communications                           (pound)10                             Road Town
International                                                                  Tortola
BVL Ltd                                                                        British Virgin Islands
- ------------------------------------------------------------------------------------------------------------------------------
Spectrum  *             HRB 649-Na       DM 200,000           100              Nagold                      Peter Berners-Price
Communications
GmbH
- ------------------------------------------------------------------------------------------------------------------------------
Spectrum                CR 43021         Dh300,000/           49 through       P.O. Box 14208              Ibrahim Sharif
Communications LLC      TL 235400        Dh300,000            SCL              Bin Khedia Centre           Peter Berners-Price
                                                                               Garhond Bridge Road         Rupert Evans
                                                                               Dubai UAE
- ------------------------------------------------------------------------------------------------------------------------------
Pender Kenning          1321542          (pound)100/          100 through      Harcourt House              Peter Berners-Price
& Holt Limited  *                        (pound)100           SCL              19 Cavendish Square         Bernard Bussy
                                                                               London W1A 2AW
- ------------------------------------------------------------------------------------------------------------------------------
Friction Design         1270259          (pound)100/          100 through      Harcourt House              Peter Berners-Price
Limited  *                               (pound)100           SCL              19 Cavendish Square         Bernard Bussy
                                                                               London W1A 2AW
- ------------------------------------------------------------------------------------------------------------------------------
Graphic View            1438338          (pound)100/          100 through      Harcourt House              Peter Berners-Price
Limited  *                               (pound)100           SCL              19 Cavendish Square
                                                                               London W1A 2AW
==============================================================================================================================

*    Dormant.

**   Not currently a subsidiary as no shares in issue.

                                   SCHEDULE 3

                                   Warranties

1.       ACCOUNTS

1.1      The Principal Accounts

1.1.1 The Principal Accounts were prepared in accordance with the historical cost convention; and (save as stated to the contrary in these accounts) the bases and policies of accounting adopted for the purpose of preparing the Principal Accounts are the same as those adopted in preparing the audited accounts of each Group Company in respect of the three last preceding accounting periods.

1.1.2    The Principal Accounts:

         (a) give a true and fair view of the assets and liabilities of each Group Company at the Last Accounts Date and its profits or losses for the financial period ended on that date;

         (b) comply with the requirements of the Companies Acts and other relevant statutes;

         (c) comply with all the statements of standard accounting practice and FRS's which were at the relevant time applicable to a United Kingdom company;

         (d) are not affected by any extraordinary, exceptional or non-recurring item (except as therein disclosed);

         (e) properly reflect the financial position of each Group Company as at their date;

         (f) disclose the assets of each Group Company as at the Last Accounts Date to the extent required by the Companies Acts and relevant statements of standard accounting practice and FRS's;

         (g) to the extent required by the Companies Acts and the relevant statements of standard accounting practice and FRS's make full provision for or disclose or reserve for all known liabilities and capital commitments of each Group Company outstanding at the Last Accounts Date, including contingent, unquantified or disputed liabilities.

1.1.3 No amount included in the Principal Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or production cost (within the meaning of CA Schedule 4) or (in the case of current assets) its estimated net realisable value on the Last Accounts Date.

1.2      Valuation of Work in Progress

1.2.1 In the Principal Accounts and in the accounts of each Group Company for the three preceding financial years and the Warranted Accounts the work in progress of each Group Company has been stated at the lower of cost and net realisable value including all production related overheads and the appropriate proportion of indirect overhead expenditure.

1.3      Depreciation of Fixed Assets

1.3.1 In the Principal Accounts and in the accounts of each Group Company for the three preceding financial years, and the Warranted Accounts the fixed assets of each Group Company have been depreciated in accordance with relevant statements standard accounting practice and FRS's.

1.4      Deferred Taxation

1.4.1 The Principal Accounts and the Warranted Accounts make provision for deferred taxation in accordance with UK GAAP.

1.5      Accounting Reference Date

1.5.1 The accounting reference date of each Group Company for the purposes of CA s 224 is 30 June and there has not at any time been any other such date.

1.6      Book Debts

1.6.1 The aggregate amounts included in the Warranted Accounts, or subsequently recorded in the books of any Group Company, as owing by trade debtors net of any specific or general provision for bad or doubtful debts has not proved to any extent to be irrecoverable and is not now regarded by the relevant Group Company as irrecoverable in whole or in part.

1.6.2 The Warrantors are not aware of any reason why the amounts due from debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Warranted Accounts and disclosed in the Disclosure Letter) will not be recoverable in full in the ordinary course of business after Completion; and so far as the Warrantors are aware none of those debts is subject to any counter-claim or set off except to the extent of any such provision or reserve.

1.7      Books and Records

1.7.1 All the accounts, books, ledgers and financial records, of each Group Company kept or made during the three years prior to the date of this agreement:

         (a)      are in its possession or control; and

         (b)      have been fully properly and accurately kept and completed;

         (c) taken together provide the officers of the Company with sufficient information to enable them to form a true and fair view of its trading transactions, and its financial, contractual and trading position.

1.8      The Warranted Accounts

         1.8.1    The Warranted Accounts:-

                  (a) have been prepared on a basis consistent with the Principal Accounts and give a fair representation of the assets and capital commitments and to the extent required by the Companies Acts make provision for all known liabilities (including, contingent unquantified or disputed liabilities) of each Group Company at the Warranted Accounts Date;

                  (b) comply with all statements of standard accounting practice and FRS's applicable at the date upon which the Principal accounts were signed by the directors, to a United Kingdom company;

                  (c) are not affected by any extraordinary, exceptional or non-recurring item (except as disclosed therein);

                  (d) fully disclose prepayments from customers and clients of all Group Companies.

1.9 The Disclosure Letter sets out a comprehensive list of all professional costs (and related disbursements) to which any Group Company is committed.

         1.10.1 Europe On Line will pay to SCL the full amount of any debt currently owing to SCL or any other Group Company by 30th September 1996.

         1.10.2 no monies will be paid to General Motors in respect of any sum or amounts which may be claimed by General Motors, their agents or professional advisors in respect of invoices raised by any of the Group Companies arising from the audit referred to in the Disclosure Letter.

2.       CORPORATE MATTERS

2.1      Directors and Shadow Directors

         2.1.1 The only directors of the Group Companies are the persons whose names are listed in relation to each Group Company in
                  Schedule 2.

         2.1.2    No person is a shadow director (within the meaning of CA s
                  741) of a Group Company but is not treated as one of its directors for all the purposes of that Act.

2.2      Subsidiaries, Associations and Branches

         2.2.1    No Group Company:

         (a) is the holder or beneficial owner of or has agreed to acquire any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries listed in Schedule 2;

         (b) has outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief order current at the date of this agreement).

         2.2.2 The Company has no liability to make payment or guarantee or provide security for or has any other obligation to the Subsidiaries.

2.3      Options Over Group Companies' Capital

         2.3.1 Except as required by this agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for or require the issue, allotment or transfer of any share or loan capital of any Group Company (including any option or right of pre-emption or conversion).

         2.3.2 There are no outstanding agreements or arrangements or liabilities or obligations relating to the purchase by any Group Company from any third party of any share or loan capital of any Group Company.

2.4      New Issues of Capital

         2.4.1    No share or loan capital has been issued or allotted, or

                  agreed to be issued or allotted, by any Group Company since the Warranted Accounts Date.

2.5      Commissions

         2.5.1 No-one is entitled to receive from any Group Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement.

2.6      Memoranda and Articles of Association, Statutory Books and Resolutions

         2.6.1 A copy of the Memorandum and Articles of Association of each Group Company and all resolutions as are referred to in CA s 380 passed by each Group Company are contained in the statutory books of the relevant Group Company.

         2.6.2 The register of members and other statutory books of each Group Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

         2.6.3 No notice or allegation that any of the foregoing is incorrect or should be rectified has been received.

         2.6.4 Since the Warranted Accounts Date no alteration has been made to the Memorandum or Articles of Association of any Group Company and no resolution of any kind of the shareholders of any Group Company has been passed (other than resolutions relating to business at Annual General Meetings which was not special business).

2.7      Documents filed

         2.7.1 All returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, in respect of each Group Company have been duly filed and were correct; and due compliance has been made with all the provisions of the Companies Acts (or the relevant laws of the jurisdiction in which the Group Companies are incorporated) and other legal requirements in connection with the formation of each Group Company, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

         2.7.2 All charges in favour of any Group Company have (if appropriate) been registered in accordance with the provisions of CA ss 395, 409, 410 and 424.

2.8      Possession of Documents

         2.8.1 All title deeds relating to the assets of each Group Company, and an executed copy of all subsisting written agreements to which any Group Company is a party, which are owned by or which ought to be in the possession of any Group Company are in its possession or under its control.

2.9      Investigations

         2.9.1 So far as the Warrantors are aware there are not in existence, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any Group Company and none are pending.

2.10     Information Disclosed to Purchaser Correct

         2.10.1 Without prejudice to clauses 2.10.2 and 2.10.3 below, save in respect of projections or forecasts or as otherwise specifically stated therein as being given at a specified date, the information attached to the Disclosure Letter was, when given, and is now accurate in all respects.

         2.10.2 The budgets for the period ending 30th June 1997 have been prepared on a prudent basis and any projections or forecasts set out in the budgets are based on opinions reasonably and honestly held.

         2.10.3 Any statements of opinion set out in the Disclosure Letter are reasonably and honestly held.

3.       TAXATION

3.1      Administration

         3.1.1 All returns, computations and payments which should be or should have been made by any Group Company for any Taxation purpose have been made within the requisite periods and are up to date, correct and on a proper basis and none of them is or, so far as the Warrantors are aware, is likely to be the subject of any dispute with the Inland Revenue or other Taxation authorities.

         3.1.2 All particulars furnished to the Inland Revenue or other Taxation authorities, in connection with the application for any consent or clearance on behalf of any Group Company, or affecting any Group Company, made since the Last Accounts

                  Date, fully and accurately disclosed all facts and circumstances material for the decision of those authorities; any consent or clearance is valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.

         3.1.3 No Group Company has, since the Last Accounts Date, taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with the Commissioners of Inland Revenue, the Commissioners of Customs and Excise or other Taxation authorities.

         3.1.4 No Group Company has, since the Last Accounts Date, paid or become liable to pay any penalty or interest charged by virtue of the provisions of TMA or any other Taxation statute.

         3.1.5 Each Group Company has complied in all respects with the provisions of the following sections, and all regulations made under them, and has made and accounted for all deductions and retentions which they specify or require:

                  (a)      ICTA s 43 (Non-residents);

                  (b) ICTA s 349 (Payments not out of profits or gains brought into charge to income tax and annual interest);

                  (c)      ICTA Part XIII Chapter III (Entertainers and
                           Sportsmen);

         3.1.6 No Group Company has received a notice under ICTA s 23 (Collection from lessees and agents) which remains outstanding.

         3.1.7 PAYE had been deducted as required by the PAYE Regulations and has been accounted for to the Inland Revenue, in particular, in respect of:

                  (a)      tax free payments;

                  (b) ex-gratia payments and compensation for loss of office;

                  (c) benefits in kind - form P11D have been properly completed and submitted;

                  (d)      benefits in kind - credit tokens, cash and other

                           vouchers;

                  (e) benefits in kind - relocation allowances and reimbursements; and

                  (f) all special arrangements with the Inland Revenue have been operated correctly.

         3.1.8 National Insurance contributions have been deducted and have been remitted, together with the appropriate employers contributions, to the Inland Revenue as required by the Social Security Acts and Regulations.

3.2      Taxation Claims, Liabilities and reliefs

         3.2.1 There are set out in the Disclosure Letter with express reference to this clause full details of all matters relating to Taxation in respect of which any Group Company (either alone or jointly with any other person) has, or at Completion will have, an outstanding entitlement:-

                  (a) to make any claim (including a supplementary claim) for relief under ICTA 1970, ICTA or any other Taxation statute;

                  (b) to make any election for one type of relief, or one basis system or method of Taxation, as opposed to another;

                  (c) to make any appeal (including a further appeal) against an assessment to Taxation;

                  (d) to make any application for the postponement of Taxation;

                  (e) to disclaim or require the postponement or reduction of any allowance;

         3.2.2 No Group Company has made a claim under TCGA s 24 (Assets lost or destroyed, or whose value becomes negligible) or s 280 (Consideration payable by instalments) or under TCGA Schedule 4 (deferred charges on gains).

         3.2.3 No Group Company is or will become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person (not being a Group Company) to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

3.3      Distributions and Deductibility of Payments

         3.3.1 Save as is set out in the Disclosure Letter no Group Company has repaid, or agreed to repay or redeemed or agreed to redeem its share or loan capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

         3.3.2 No security (within the meaning of ICTA s 254(1) (Distributions: supplemental) issued by any Group Company and outstanding at the date of this agreement was issued in such circumstances that the interest payable on it, or any other payment in respect of it, falls to be treated as a distribution under ICTA s 209 (Matters to be treated as distributions).

         3.3.3 No rents, interest, annual payments or other sums of an income nature paid or payable since the Last Accounts Date by any Group Company or which any Group Company is under an obligation to pay in the future are or may be wholly or partially disallowable as deductions in computing profits or as charges against profits, for the purposes of corporation tax, by reason of the provisions of ICTA s 74 (general rules as to deductions not allowable) ICTA s 125 (annual payments for non-taxable consideration) ICTA s 338 (Allowance of charges on income and capital), ICTA s 770 (Sales, etc. at undervalue or overvalue), ICTA ss 779 - 785 (Leased assets), ICTA 787 (Restriction of relief for payments of interest) or otherwise.

         3.3.4 No Group Company has received a capital distribution to which the provisions of TCGA s 189 (Corporation Tax attributable to chargeable gains: recovery from shareholder) could apply.

         3.3.5 No Group Company has, since the Last Accounts Date, incurred expenditure which will not be wholly deductible in computing or against profits as a trading expense or expense of management, or as a charge on income, or in computing income for the purposes of Schedule A, except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the Disclosure Letter.

3.4      Carry Forward of Losses and ACT

         3.4.1    Nothing has been done, and no event or series of events has occurred, which might cause in relation to any Group Company the disallowance of the carry forward of losses, excess charges or advance corporation tax under the provisions of ICTA s 393 (Losses other than terminal losses), ICTA s 768 (Change in ownership of company: disallowance of trading losses) s 768A (Change in ownership: disallowance of carry back of trading losses) or ICTA s 245 (Change in ownership of company: calculation and treatment of ACT).

3.5      Close Companies

         3.5.1 No distribution within ICTA s 418 (Payments etc to participators and associates) has been made by any Group Company.

         3.5.2    No loan within ICTA s 419 has been made by any Group Company.

3.6      Group Relief and Surrender of Surplus ACT

         3.6.1    The Group Companies comprise a group for the purposes of ICTA
                  Part X Chapter IV (Group relief), and there is nothing in ICTA s 410 (Group relief: effect of arrangements for transfer of company to another group, etc) which precludes any Group Company from being regarded as a member of such group.

         3.6.2 No Group Company has since the Last Accounts Date made or agreed to make, otherwise than to or from another Group
                  Company:

         (a)      a surrender of, or claim for, group relief pursuant to ICTA
                  Part X Chapter IV (Group relief);

         (b) a surrender of any amount of surplus advance corporation tax pursuant to ICTA s 240 (Setting off of company's surplus ACT against subsidiary's liability);

         3.6.3 No Group Company is liable to make or entitled to receive a payment for group relief or for the surrender of advance corporation tax, otherwise than to or from another Group Company.

         3.6.4 No Group Company has made or received a payment for group relief or for the surrender of advance corporation tax (otherwise than to or from another Group Company), which may be liable to be refunded in whole or in part.

         3.6.5 All claims for group relief made by each Group Company were valid and have been allowed by way of relief from corporation tax.

         3.6.6 Where any Group Company became a Group Company after the Last Accounts Date, the provisions of ICTA s 409 (Group relief: apportionment) will not apply so as to permit the apportionment of profits and losses to be made otherwise than on a time basis according to the respective lengths of the component accounting periods.

         3.6.7 No Group Company has at any time since 1st April, 1987 been a dual resident investment company within the meaning of ICTA s 404 (Limitation of group relief in relation to certain dual resident companies).

3.7      Capital Allowances

         3.7.1 All expenditure which any Group Company has incurred on the provision of machinery or plant has qualified (if not deductible as a trading expense of a trade carried on by the relevant Group Company) for writing down allowances under CAA
                  Section 24 (Writing down allowances and balancing adjustments).

         3.7.2 All capital allowances made or to be made to each Group Company in respect of capital expenditure incurred prior to the date of this agreement or to be incurred under any subsisting commitment have been made or will be made in taxing its trade.

         3.7.3 Since the Last Accounts Date no Group Company has done, nor omitted to do, nor agreed to do, nor permitted to be done, any act as a result of which any disposal value may be brought into account under CAA s 24 (Writing-down allowances and balancing adjustments) or there may be any recovery of excess relief within CAA s 46 (Recovery of excess relief: new expenditure).

         3.7.4 No capital expenditure incurred or to be incurred by any Group Company has been or will be deemed, under the provisions of CAA s 159 (Capital Expenditure capital sums and time when capital expenditure is incurred), to have been or be incurred on a date other than that upon which the obligation to pay the expenditure became or becomes unconditional.

         3.7.5 No election has been made by any Group Company under CAA s 53 (Expenditure incurred by equipment lessor) or s 55

                  (Expenditure incurred by incoming lessee: transfer of allowances) in relation to any fixtures.

3.8      Transactions not at Arm's Length

         3.8.1 No Group Company has carried out or been engaged in, any transaction or arrangement to which the provisions of ICTA ss 770 and 773 (Sale, etc. at undervalue or overvalue) have been or may be applied.

         3.8.2 No Group Company owns or has agreed to acquire any asset, or has received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.

         3.8.3 No Group Company has disposed of or acquired any asset in such circumstances that the provisions of TCGA s 17 (Disposals and acquisitions treated as made at market value) could apply.

3.9      Base Values and Acquisition Costs

         3.9.1 No Group Company has elected that disposals made by it shall fall outside sub section (3) of TCGA s 35 (Assets held on 31st March 1982).

         3.9.2 No Group Company has elected that disposals made by it shall fall outside sub section (3) of TCGA s 35 (Assets held on 31st March 1982).

         3.9.3 No Group Company has, since the Last Accounts Date engaged in any transaction in respect of which there may be substituted for any purpose of Taxation a different consideration for the actual consideration given or received by it.

3.10     Tax Avoidance

         3.10.1 No Group Company has since the Last Accounts Date engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of liability to Taxation; and, in particular but without limitation, no Group Company has been a party to or otherwise involved in any transaction to which any of the following provisions could apply:

                  (a) ICTA ss 729 to 737 (inclusive) (Tax avoidance: other provisions about securities);

                  (b)      ICTA s 774 (Transactions between dealing company and

                           associated company);

                  (c) ICTA s 779 (Land sold and leased back: limitation of tax reliefs);

                  (d) ICTA ss 781 and 785 (Assets leased to traders and others);

                  (e) ICTA s 786 (Transactions associated with loans or credit);

                  (f) ICTA s 240(11) (Setting of company's surplus advance corporation tax against subsidiary's liability);

                  (g) ICTA s 410 (Group relief: effect of arrangements for transfer of company to another group etc); s 395 (Leasing contracts: effect on claims for losses of company reconstructions); and s 116 (Partnerships involving companies: effect of arrangements for transferring relief);

                  (h) TCGA s 106 (Disposal of shares and securities within prescribed period of acquisition);

                  (i)      TCGA s 29 (Value shifting).

         3.10.2 No Group Company has since the Last Accounts Date been a party to any transaction to which any of the following provisions has been or could be applied other than transactions in respect of which all necessary consents or clearances have been obtained:

                  (a) TCGA s 139(5) (Company reconstruction or amalgamation: transfer of assets);

                  (b) ICTA ss 703 to 709 (Cancellation of tax advantages from certain transactions in securities);

                  (c)      ICTA ss 765 to 767 (Migration, etc. of companies);

                  (d)      ICTA s 776 (Artificial transactions in land);

                  (e)      TCGA ss 135, 136, 137 and 138 (Company
                           reconstructions and amalgamations).

3.11     Deprecatory Transactions

         3.11.1 No allowable loss, which may accrue on the disposal by any Group Company of any asset, is likely to be reduced by reason of the provisions of TCGA s 176 (Transactions in a group) or

                  TCGA s 177

                  (Dividend stripping) and no chargeable gain or allowable loss arising on a disposal is likely to be adjusted in accordance with TCGA s 30 (Tax free benefits).

3.12     Unremittable Income and Capital Gains

         3.12.1 No Group Company has either received or become entitled to any income which is "unremittable income" within the meaning of ICTA s 584 (Relief for unremittable income), or any gain to which the provisions of TCGA s 279 (Foreign assets: delayed remittances) could apply.

3.13     Demergers and Purchase of Own Shares

         3.13.1 No Group Company has been engaged in or been a party to any of the transactions set out in ICTA ss 213 to 218 (Demergers) or has made or received a chargeable payment as defined in s 214 (chargeable payment connected with exempt distributions).

         3.13.2 No Group Company has at any time redeemed, repaid or purchased or agreed to redeem, repay or purchase, any of its own shares.

3.14     Transfer of Overseas Trade:

         3.14.1 No Group Company has transferred a trade, carried on by it outside the United Kingdom through a branch or agency, to a company not resident in the United Kingdom in circumstances such that a chargeable gain may be deemed to arise at a date after such transfer under TCGA s 140 (Postponement of charge on transfer of assets to non-resident company).

3.15     Sale and Leaseback of Land

         3.15.1 No Group Company has since the Last Accounts Date entered into any transaction to which the provisions of ICTA s 780 (Land sold and leased back: taxation of consideration received) have been or could be applied.

3.16     Stock Dividends and Deep Discount Securities

         3.16.1 No Group Company has issued any share capital to which the provisions of ICTA ss 249, 251, 687, 701 (Stock dividends) or TCGA s 141 (Stock dividends: consideration for new holding) could apply, nor does any Group Company own any such share capital.

         3.16.2 No Group Company has at any time since 13th March 1984 owned or issued any deep discount security within the meaning of ICTA s 57 and Schedule 4 (Deep discount securities).

3.17     Controlled Foreign Companies

         3.17.1 No notice of the making of a direction under ICTA s 747 (Imputation of chargeable profits and creditable tax of controlled foreign companies) has been received by any of the Group Companies and no circumstances exist which would entitle the Inland Revenue to make such a direction and to apportion any profits of a controlled foreign company to any of the Group Companies pursuant to ICTA s 752 (Apportionment of chargeable profits and creditable tax).

3.17 The Purchaser's rights hereunder shall not be discharged or impaired by any legal limitation, disability, incapacity or other circumstance in relation to any Vendor or any Minority Shareholder or any irregularity or invalidity of any obligation of any other part to this agreement or any other Transaction Document so that the rights of the Purchaser will remain in full force and effect and this document shall be construed accordingly as if there had been no such irregularity, unenforceability or invalidity.

3.18     Chargeable Gains

         3.18.1 In determining the liability to corporation tax on chargeable gains in respect of any asset which has been acquired or provided by a Group Company or which a Group Company has agreed to acquire or provide (whether conditionally, contingently or otherwise):

                  (a) the sums allowable as a deduction will be determined solely in accordance with the provisions of TCGA s 38 (Expenditure: general);

                  (b) the amount or value of the consideration, determined in accordance with the provisions of TCGA s 38, will not be less than the amount or value of the consideration actually given by it for that asset;

                  (c) the amount of any expenditure on enhancing the value of that asset, determined in accordance with the provisions of TCGA s 38, will not be less than the amount or value of all expenditure actually incurred by it on that asset.

         3.18.2   No Group Company is owed a debt (not being a debt on a

                  security) upon the disposal or satisfaction of which a liability to corporation tax on chargeable gains will arise by reason of the provisions of TCGA s 251 (Debts).

         3.18.3 No part of the consideration given by a Group Company for a new holding of shares (within the meaning of TCGA s 126 (Application of ss 127 to 131) ) will be disregarded by virtue of TCGA s 128(2) (Consideration given or received by holder).

         3.18.4 No asset owned by a Group Company has been the subject of a deemed disposal under TCGA Schedule 2 (Assets held on 6th April 1965), so as to restrict the extent to which the gain or loss over the period of ownership may be apportioned by reference to straight line growth.

         3.18.5   There is no liability for Taxation recoverable from any Group
                  Company:

                  3.18.5.1 as a shareholder in another company where a capital distribution has been received from another company;

                  3.18.5.2 in respect of chargeable gains of other companies
                           (not necessarily Group Companies).

         3.18.6 No claim has been made to pay by instalments tax on chargeable gains where consideration for the disposal of the asset is receivable in instalments.

         3.18.7 No claim has been made to defer tax on delayed remittances of chargeable gains realised outside the UK.

         3.18.8 No disposals have been made which are linked to transactions with connected persons.

3.19     Capital Losses

         3.19.1 No Group Company has incurred a capital loss to which the provisions of TCGA s 18 (Transactions between connected persons) are applicable.

3.20     Acquisitions From Group Members

         3.20.1 No Group Company owns any asset which was acquired from another company which was at the time a member of the same group of companies (as defined in TCGA s 170 (Groups of companies: definitions) ), as the relevant Group Company and which owned that asset otherwise than as trading stock within the meaning of TCGA s 173 (Transfers within a group: trading stock).

         3.20.2 The execution or completion of this agreement will not result in any profit or gain being deemed to accrue to a Group Company for Taxation purposes, whether pursuant to TCGA s 178 to 181 (Company ceasing to be a member of a group) or otherwise.

3.21     Replacement of Business Assets

         3.21.1 No Group Company has made a claim under TCGA s 175 (Replacement of business assets by members of a group) or TCGA ss 23 (Capital sums: compensation and insurance money) 247 (Roll-over relief on compulsory acquisition) 152 (Roll-over relief), 153 (Assets only partly replaced) or 154 (New assets which are depreciating assets) which would affect the amount of the chargeable gain or allowable loss which would but for such claim have arisen on a disposal of any of its assets.

3.22     Gifts involving Group Companies

         3.22.1 No Group Company has held or holds shares in a company (not being another Group Company) which has made any such transfer as is referred to in TCGA s 125 (Shares in close company transferring assets at an undervalue); and no Group Company has received any assets by way of gift as mentioned in TCGA s 282 (Gifts: recovery from donee).

3.23     Gains Accruing to Non-resident Companies

         3.23.1 No gain has accrued in respect of which any Group Company may be liable to corporation tax on chargeable gains by virtue of the provisions of TCGA s 13 (Non-resident company).

3.24     Value Added Tax

         3.24.1   Each Group Company:

                  (a) has duly registered and is a taxable person for the purposes of value added tax;

                  (b) has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;


                  (c) maintains complete, correct and up to date records for the purposes of the relevant legislation;

                  (d) is not in arrears with any payment or returns, or liable to any abnormal or non-routine payment, or any forfeiture or penalty, or to the operation of any penal provision;

                  (e) has not been required by the Commissioners of Customs and Excise to give security;

                  (f) has not applied for treatment as a member of a group which includes any company other than the Group Companies;

         3.24.2 No document has left the possession of any Group Company which, if improperly used by a third party, would lead to any liability on its part to pay any amount of value added tax under VATA Schedule 11 paragraph 5 (Recovery of tax, etc) which but for such use would not have been payable by it.

         3.24.3 No Group Company has within the period of twelve months preceding the date of this agreement received a surcharge liability notice under VATA s 59 (The default surcharge).

         3.24.4 No Group Company has received a penalty liability notice under VATA s 64 (persistent misdeclaration resulting in understatements or overclaims).

         3.24.5   The Company has not made an election pursuant to Schedule 9
                  VATA.

         3.24.6 No Group Company has made and does not make exempt supplies for VAT purposes.

3.25     Capital Transfer Tax and Inheritance Tax

         3.25.1 No transfer of value (as defined in ITA s 3 (Transfers of Value)) has at any time been made by any Group Company.

         3.25.2 So far as the Warrantors are aware there is not outstanding any Inland Revenue charge for unpaid capital transfer tax or inheritance tax (as provided by ITA ss 237 and 238 (Inland Revenue charge for unpaid tax)) over any asset of any Group Company, or in relation to any shares in the capital of any Group Company.

         3.25.3 So far as the Warrantors are aware there are not in existence any circumstances whereby any power mentioned in ITA s 212 (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of any Group Company, or could be exercised but for ITA s 204(6) (Limitation of liability).

3.26     Stamp Duty and Capital Duty

         3.26.1 Within the five years ending on the date of this agreement, no Group Company has made any claim for relief or exemption under FA 1927 s 55 (Relief from capital and transfer stamp duty in case of reconstructions or amalgamations of companies) or FA 1930 s 42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) or FA 1973
                  Schedule 19 Part III (Stamp Duty on documents relating to chargeable transactions of capital companies).

3.27     General

         3.27.1 There have been no transactions between any Group Company and the Trustees of the Spectrum Communications Holding Employee Trust (including without limitation the writing off of any loans) which would give rise to a liability to Taxation.

4.       FINANCE

4.1      Capital Commitments

         4.1.1 There were no commitments on capital account outstanding at the Warranted Accounts Date and since the Warranted Accounts Date no Group Company has made or agreed to make any capital expenditure, nor incurred nor agreed to incur any capital commitments exceeding (pound) 5,000 per item or (pound) 25,000 in aggregate nor has it disposed of or realised any capital assets or any interest therein.

4.2      Dividends and Distributions

         4.2.1 Since the Last Accounts Date no dividend or other distribution (as defined in ICTA Part VI Chapter II as extended by ICTA s
                  418) has been or is treated as having been declared, made or paid by any Group Company.

         4.2.2 All dividends or distributions declared, made or paid by each Group Company have been declared, made or paid in accordance with its articles of association and the applicable provisions of the Companies Acts.

4.3      Bank and Other Borrowings

         4.3.1 All written agreements relating to each Group Company's bank overdraft facilities are set out in the Disclosure Letter.

         4.3.2 The total amount borrowed by each Group Company from each of its bankers does not exceed its respective overdraft facilities.

         4.3.3 The total amount borrowed by each Group Company (as determined in accordance with the provisions of the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association, or in any debenture or other deed or document binding upon it.

         4.3.4 No Group Company has outstanding, or has agreed to create or issue, any loan capital; nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Warranted Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the Warranted Accounts.

         4.3.5 No Group Company has since the Warranted Accounts Date repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

         4.3.6 No Group Company has received notice (whether formal or informal) which remain outstanding from any lenders of money to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets; and so far as the Warrantors are aware, there are no circumstances likely to give rise to any such notice.

4.4      Loans by and Debts due to Group Companies

         4.4.1 No Group Company has lent any money which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business; and no Group Company has made any loan contrary to the Companies Acts.

4.5      Liabilities

         4.5.1 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the fixed assets of any Group Company; and so far as the Warrantors are aware there is no dispute directly or indirectly relating to any of its fixed assets.

4.6      Bank Accounts


         4.6.1 A statement of the bank accounts of each Group Company dated within 7 days of Completion has been supplied to the Purchaser.

4.7      Government Grants

         4.7.1 Full details of all grants, subsidies or financial assistance applied for or received by the Group Companies in excess of (pound) 10,000 from any governmental department or agency or any local or other authority are set out in the Disclosure Letter.

         4.7.2 So far as the Warrantors are aware, no Group Company has done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part.

5.       TRADING

5.1      Changes since Accounts Date

         5.1.1    Since the Last Accounts Date:

                  (a) the business of each Group Company has been continued in the ordinary and normal course;

                  (b) there has been no deterioration in the turnover or the financial or trading position of any Group Company;

                  (c) so far as the Warrantors are aware, no Group Company has by doing or omitting to do anything prejudiced its goodwill;

                  (d) no part of the business of any Group Company has been affected by any abnormal factor not affecting similar businesses to a like extent;

         5.1.2 An aged creditors list as at a date not more than 7 days before Completion is attached to the Disclosure Letter.

         5.1.3 The value of the net realisable assets (after depreciation in accordance with the accounting principles used in the preparation of the Principal Accounts) of each Group Company is not now less than at the Warranted Accounts Date.

5.2      Warrantors' Other Interests and Liabilities to Group Companies


         5.2.1 The Warrantors do not have any rights or interests, directly or indirectly, in any business other than those now carried on by the Group Companies which are or are likely to be or become competitive with the businesses of the Group Companies, save as registered holder or beneficial owner of any class of securities of any company which is listed on The London Stock Exchange or dealt in on the Alternative Investment Market of The London Stock Exchange, and in respect of which a Vendor holds and is beneficially interested in less than 3 per cent of any single class of the securities in that company.

         5.2.2 There is no outstanding indebtedness of any Warrantor to a Group Company.

5.3      Effect of Sale of Shares

         5.3.1 The Warrantors have no knowledge, information or belief that after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquisition of the Company by the Purchaser:

                  (a) any supplier of any Group Company will cease supplying it or may substantially reduce its supplies to it;

                  (b) any customer of any Group Company will cease to deal with it or may substantially reduce its existing level of business with it;

                  (c) any Group Company will lose the benefit of any right or privilege which it enjoys;

                  (d) any officer or senior employee of a Group Company will leave;

                  (e) any customer on the Customer List shall cease to trade with any Group Company or seek to re-negotiate the terms upon which it trades with the Group Company.

         5.3.2 Compliance with the terms of this agreement does not and will not:-

                  (a) result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which any Group Company is a party, or any provision of the memorandum or articles of association of any Group Company or any encumbrance, lease, contract, order, judgment, award, injunction or regulation by which or to which any asset of any Group Company is bound or subject;

                  (b) relieve any person from any contractual obligation to any Group Company or enable any person to determine any such obligation or any contractual right or benefit enjoyed by any Group Company, or to exercise any contractual right, in respect of any Group Company;

                  (c) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of any Group Company;

                  (d) result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

5.4 Conduct of Businesses in accordance with Memoranda and Articles of Association

         5.4.1 Each Group Company has in the last 3 years carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is or has been a party.

         5.4.2 Each Group Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

5.5      Joint Ventures and Partnership

         5.5.1 No Group Company is or has agreed to become a member of any joint venture, consortium, partnership or other unincorporated association; and no Group Company is or has agreed to become a party to any agreement or arrangement for sharing commissions or other income.

5.6      Agreements relating to the Management and Business

         5.6.1 There are no arrangements or understandings (whether legally enforceable or not) between a Group Company and any person who is a shareholder or the beneficial owner of any interest in it, or in any company in which any Group Company is interested, or any Associate of any such person, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Group Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any Group Company, or in any other respect relating to its affairs.

5.7      Agency Agreements and Agreements Restricting Business

         5.7.1 No Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement, or any restrictive trading or other agreement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

         5.7.2 No Group Company is a party to any undertaking or assurances given to any court or governmental agency or other competent authority which is still in force.

5.8      Unfair Trade and Restrictive Practices

         5.8.1 No Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty resulting from a Group Company being a party to any agreement, practice or arrangement which in whole or in part:

                  (a) contravenes the provisions of The Trade Descriptions Acts 1968 and 1972;

                  (b) would or might result in a reference to a consumer trade practice, within the meaning of the Fair Trading Act 1973 s 13, or be liable to reference to the Consumer Protection Advisory Committee under Part II of the said act;

                  (c)      contravenes the provisions of the Consumer Credit Act
                           1974;

                  (d) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

                  (e)      contravenes any provisions of the Treaty of Rome;

                  (f) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.


         5.8.2 No Group Company has engaged in any anti-competitive practice as defined in the Competition Act 1980.

5.9      Litigation, Disputes and Winding Up

         5.9.1 No Group Company is engaged in any litigation or arbitration proceedings as plaintiff or defendant except for the collection of debts not exceeding (pound) 10,000 in the ordinary course of business; there are no proceedings pending or threatened either by or against any Group Company; and so far as the Warrantors are aware there are no circumstances which are likely to give rise to any litigation or arbitration.

         5.9.2 There is no dispute with any revenue or other official, department in the United Kingdom or elsewhere, in relation to the affairs of any Group Company, and so far as the Warrantors are aware there are no facts which may give rise to any dispute.

         5.9.3 There are no claims threatened against any Group Company by an employee or workman or third party, in respect of any accident or injury, which are not believed by the Warrantors on reasonable grounds to be fully covered by insurance and so far as the Warrantors are aware none are pending.

         5.9.4 No order has been made or petition presented or resolution passed for the winding up of any Group Company; nor has any distress, execution or other process been levied in respect of any Group Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against any Group Company.

5.10     Compliance with Statutes

         5.10.1 Each Group Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations of the country in which it was incorporated and in which it carries on business.

         5.10.2 No Group Company carries on (or has, at any time when not an authorised person under Chapter III, Financial Services Act 1986, carried on) investment business in the United Kingdom within the meaning of the Financial Services Act 1986, s 1.

5.11     Data protection

         5.11.1 Each Group Company has duly complied with all relevant requirements of the Data Protection Act 1984 including compliance with the following:

                  (a) the data protection principles established in that Act;

                  (b) requests from data subjects for access to data held by it;

                  (c) the requirements relating to the registration of data users.

         5.11.2 No Group Company has received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

         5.11.3 No individual has claimed or, so far as the Warrantors are aware, will have the right to claim compensation from any Group Company under that act for loss or unauthorised disclosure of data.

5.12     Documents stamped

         5.12.1 All documents which in any way affect the right, title or interest of any Group Company in or to any of its property, undertaking or assets, or to which a Group Company is a party, and which attract stamp duty have been duly stamped.

5.13     Business Names

         5.13.1 No Group Company uses a name for any purpose other than its full corporate name.

5.14     Powers of Attorney and Authority

         5.14.1 No power of attorney given by any Group Company (except for those contained in a document as an incidental provision) is in force.

         5.14.2 There are not outstanding any express authorities by which any person may enter into any contract or commitment to do anything on behalf of a Group Company.

5.15     Licences and Consents

         5.15.1 Each Group Company has obtained all necessary licences and consents (other than in respect of Industrial Property Rights) from any person, authority or body for the proper carrying on of its business (short particulars of each licence and consent being set out in the Disclosure Letter) and all the licences and consents are valid and subsisting.

         5.15.2 No Group Company is in breach of any of the terms or conditions of any of the licences or consents falling within clause 5.15.1 and so far as the Warrantors are aware there are no breaches of such licences or consents which are likely to prevent their renewal or continuation.

5.16     Subsisting Contracts

         5.16.1 The Customer List contains a true and accurate list of all present customers and clients of the Group Companies who individually generate (or are projected in the budget to 30th June 1997 to generate) fees of more than (pound) 50,000 per annum and the terms upon which the Group Companies deals with such customers and clients.

         5.16.2 The Disclosure Letter contains particulars of any contract or liability which:

                  (a) is of an unusual or abnormal nature or outside the ordinary and proper course of business;

                  (b) is of a long-term nature (that is, unlikely to have been fully performed in accordance with its terms more than six months after Completion);

                  (c) is incapable of termination by the Group Company in accordance with its terms on sixty day's notice or less;

                  (d) is of a loss-making nature (that is, known to be likely to result in a loss to it on completion of performance);

                  (e) so far as the Warrantors are aware, cannot readily be fulfilled or performed by it on time without undue or unusual expenditure of money, effort or personnel;

                  (f) involves payment by the Group Company of amounts determined by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

                  (g)      involves an aggregate outstanding expenditure by it

                           of more than (pound) 10,000;

                  (h) involves or is likely to involve the provision of services the aggregate value of which will represent in excess of 10 per cent of the Group's turnover for the preceding financial year;

                  (i) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment.

5.17     Defaults under Agreements by Group Company

         5.17.1   So far as the Warrantors are aware, no Group Company is:

                  (a) in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it;

                  (b) in default under any obligations existing by reason of membership of any association or body;

                  (c) liable in respect of any representation or warranty (whether express or implied) or any matter giving rise to a duty of care on its part.

         5.17.2 No threat or claim of default under any agreement, instrument or arrangement to which any Group Company is a party has been made and is outstanding against it; and so far as the Warrantors are aware there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded (other than for reasons of default or insolvency) by any other party or whereby the terms may be worsened.

5.18     Other Party's Defaults

         5.18.1 So far as the Warrantors are aware, no party to any agreement with or under an obligation to any Group Company is in default under it, being a default which would be material in the context of the Group's financial or trading position.

5.19     Outstanding Offers

         5.19.1 No offer, tender or the like is outstanding which is capable of being converted into an obligation of any Group Company by acceptance or other act of some other person, firm or company.

5.20     Guarantees and Indemnities


         5.20.1 There is not now outstanding in respect of any Group Company any guarantee, or agreement for indemnity or for suretyship, given by it or for its accommodation.

5.21     Insider Contracts

         5.21.1 There has not at any time during the three years prior to the date of this agreement been any contract or arrangement to which any Group Company is a party and which any Warrantor or any director of any Group Company is or has been interested, whether directly or indirectly.

         5.21.2 No Group Company is a party to, nor have its profits or financial position during the three years prior to the date of this agreement been affected by, any contract or arrangement which is not of an entirely arm's length nature.

5.22     Management Reports

         5.22.1 So far as the Warrantors are aware having made no enquiry there have been no reports directly concerning any Group Company, by financial or management consultants produced on behalf of the Company's bankers or any prospective purchaser of the Company within the period of three years prior to the date of this agreement.

6.       EMPLOYMENT

6.1      Employees and Terms of Employment

         6.1.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of each Group Company, including without limitation profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in the Disclosure Letter.

         6.1.2 There are no agreements or other arrangements (whether or not legally binding) between any Group Company and any trade union or other body representing employees.

         6.1.3 No contract of service exists between any Group Company and a director or employee in relation to which any relevant requirements of CA s 319 have not been fulfilled.

6.2      Bonus Schemes

         6.2.1 There are no schemes in operation by, or in relation to, any Group Company whereunder any employee of any Group Company is entitled to a commission or remuneration of any other sort, calculated by reference to the whole or part of the turnover, profits or sales of any Group Company.

         6.2.2 Other than the scheme operated by Mark Wallace Associates Ltd (full details of which are attached to the Disclosure Letter) no Group Company has registered a profit-related pay scheme under the provisions of ICTA Part V Chapter III.

         6.2.3 The termination of the profit related pay scheme operated by Spectrum Communications Limited has been completed and there are no further liabilities or costs arising from such scheme or its termination.

6.3      Changes in Remuneration

         6.3.1 During the period to which the Warranted Accounts relate and since the Warranted Accounts Date or (where employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding of office:

         (a) no change has been made in the rate of remuneration, or the emoluments or pension benefits, of any officer, ex-officer or senior executive of any Group Company (a senior executive being a person in receipt of remuneration in excess of (pound) 20,000 per annum);

         (b) no change has been made in any other terms of employment of any officer or senior executive.

         6.3.2 No Group Company is bound or accustomed to pay any moneys other than in respect of remuneration or emoluments of employment or pension benefits to or for the benefit of any officer or employee of any Group Company.

         6.3.3 No negotiations for any increase in the remuneration or benefits of any officer or employee of any Group Company are current or are required to take place within six months after the date of Completion.

6.4      Termination of Contracts of Employment

         6.4.1 All subsisting contracts of service to which any Group Company is a party are determinable at any time on three months'

                  notice or less without compensation (other than compensation in accordance with the Employment Protection (Consolidation) Act 1978, as amended by the Employment Act 1982).

         6.4.2 Since the Warranted Accounts Date no executive of any Group Company, who is in receipt of remuneration in excess of (pound) 20,000 per annum, and no officer of any Group Company has given or received notice terminating his employment, except as expressly contemplated in this agreement, and no such executive or officer will be entitled to give such notice as a result of the provisions of this agreement.

         6.4.3 No Group Company has any liability or continuing obligation of any nature to any ex-employee or ex-director of any Group Company and there are no claims outstanding against any Group Company from ex-employees or ex-directors of the Group Company and arising from the termination of their employment or loss of office.

6.5      Industrial Disputes and Negotiations

         6.5.1 None of the Group Companies or their respective employees is involved in any industrial dispute.

6.6      Industrial Agreements

         6.6.1 No Group Company has entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

6.7      Redundancies

         6.7.1 No employee will become redundant and be entitled to a redundancy payment as a result of any provision of this agreement.

6.8      Pensions

         6.8.1 Save for The Spectrum Communications Group Personal Pension Scheme (hereinafter called the "Scheme") there are no:

                  (a) agreements or arrangements (whether legally enforceable or not and howsoever established) in operation of the date of this agreement for the provision by any of the Group Companies of any retirement or other benefit (including any pension, annuity, lump sum, gratuity or other like benefit to be given on retirement or in anticipation of retirement or after retirement in connection with past service or to be given on or in anticipation of or in connection with any change in the nature of the service of the person in question) for any officer or any employee or former officer or employee of the Group Companies or for any dependents of any such person; or

                  (b) informal or ex-gratia pension arrangements or schemes involving the Group Companies; or

                  (c) schemes or arrangements the purpose of which is to provide benefits for any officer or any employee of the Group Companies in excess of the earnings cap as defined in section 590C of the Income and Corporation Taxes Act 1988.

         6.8.2    The Disclosure Letter contains true copies of:

                  (a) any announcements to employees of the Group Companies relating to pension matters in respect of benefit improvement or other amendments not yet incorporated into the documentation of the Scheme;

                  (b) the current explanatory booklets issued to employees of the Group Companies who are members of the Scheme.

         6.8.3 All lump sum benefits payable under the Scheme on the death of members thereof are at the date hereof fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms of persons in good health.

         6.8.4 The Scheme holds no securities issued by the Group Companies or properties leased to or occupied by the Group Companies and has made no loans which are at the date hereof outstanding to the Group Companies.

         6.8.5 There are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or so far as the Warrantors are aware threatened against the trustees or administrator of the Scheme or against any Group Company in respect of any act, event, omission or other matter arising out of or in connection with the Scheme.

         6.8.6 The Group Companies are the only employers participating in the Scheme.


         6.8.7 At the date hereof all contributions to the Scheme (including contributions payable by or in respect of members thereof) which have fallen due have been paid to the trustees of the Scheme at the rates stipulated by the actuaries to the Scheme.

         6.8.8 The pension benefits provided by the Scheme are not related in any way, either by express terms within the constitution of the Scheme or by assurances made to members by the Group Companies to the final salary or earnings of the members of the Scheme.

         6.8.9 The Scheme is approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988 and the Warrantors are not aware of any circumstances which might give the Inland Revenue reason to withdraw such approval.

         6.8.10 So far as the Warrantors are aware the Scheme has been administered in accordance with the requirements of all other relevant pension schemes legislation and Inland Revenue Practice relating to pensions and subject thereto in accordance with the trusts powers and provisions of the Scheme and overriding legislation.

         6.8.11 The only pension scheme conducted in the past by the Group Companies (which pension scheme is referred to as "the Plan") is The Spectrum Communications Group Staff Benefits Plan and copies of all material documentation information and details relating to the Plan were provided to KPMG in connection with their recent report set out in the Disclosure Letter.

         6.8.12 The Plan was discontinued on 31st July 1995 and is in the process of being wound up. None of the Group Companies has any liability under the Plan including any current liability to pay benefits or any future or contingent liability to pay benefits.

         6.8.13 No augmentation to existing benefits have been made under the Scheme and no additional benefits have been granted without the relevant actuary's confirmation in each case that such augmentation or addition can be borne by the Scheme in question within the existing funding rate without detriment to the benefit of the members or the payment of other additional contributions which the actuary deems necessary to secure such augmentation or additional benefits.

         6.8.14 The persons named as trustees of the Scheme in the Disclosure Letter are all the present trustees of the Pension Scheme.


         6.8.15 No undertaking or assurance has been given as to the continuance or introduction or increase or improvement of any pension right or entitlement which the Group Companies would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so.

7.       ASSETS

7.1      Ownership of Assets

         7.1.1 The Group Companies owned at the Warranted Accounts Date and (except for current assets subsequently sold or realised in the ordinary course of business) still own all assets included in the Warranted Accounts and all assets acquired since the Warranted Accounts Date and not subsequently sold or realised as aforesaid. For the purposes of this clause 7.1.1 "assets" excludes the Properties and all assets supplied subject to a reservation of title clause and all assets supplied under any hire purchase, trade rental or similar agreement.

         7.1.2 No Group Company has created or granted or agreed to create or grant any security interest or other encumbrance in respect of any of the fixed assets included in the Warranted Accounts or acquired or agreed to be acquired since the Warranted Accounts Date, otherwise than in the ordinary course of its business.

7.2      Insurance

         7.2.1 All the assets and undertakings of each Group Company of an insurable nature are and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by such Group Company.

         7.2.2 Each Group Company is now and has at all material times been adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same business.

         7.2.3 All insurance is currently in full force and effect, and so far as the Warrantors are aware nothing has been done or omitted to be done which could make any policy of insurance void or voidable or which is directly likely to result in an increase in premium.


         7.2.4 None of the policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the rate normally paid for similar businesses.

         7.2.5 No claim is outstanding or may be made under any of the said policies and no circumstances exist which are likely to give rise to such a claim.

7.3      Leased Assets

         7.3.1 No circumstance has arisen in relation to any asset held by a Group Company under a lease or similar agreement whereby the rental payable increased other than increases caused by interest rate rises or changes in Taxation legislation.

7.4      Plant in Working Order

         7.4.1 The plant, machinery, vehicles and other equipment used in connection with the business of each Group Company:

         (a) are in its possession and control, and are its absolute property, save for those items the subject of the hire purchase, leasing or rental agreements or in respect of which the outstanding payments do not exceed (pound) 5,000.00;

         (b) do not require replacements or additions at a cost in excess of (pound) 10,000 within six months from the date of this agreement;

         (c) are all capable and (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Group Companies (in accordance with the normal recognised accounting principles consistently applied prior to the date hereof) of doing the work for which they were designed or purchased.

         7.4.2 Maintenance contracts are in full force and effect in respect of all assets of the Group Companies which it is normal to have maintained by independent or specialist contractors and in respect of all assets which any Group Company is obliged to maintain or repair under any leasing or similar agreement.

7.5      Industrial Property Rights and Trade Secrets


         7.5.1 All Industrial Property Rights used or required by any Group Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

         7.5.2 The Group Companies are the sole beneficial owners of the Industrial Property Rights listed in the Disclosure Letter and (where registration is possible) a Group Company has been and is registered as proprietor, and each of those rights is valid and none of those rights is being opposed or attacked by any other person.

         7.5.3 No right or licence has been granted to any person by any Group Company to use in any manner or to do anything which would or might otherwise infringe any of the Industrial Property Rights referred to in clause 7.7.1 above; and no act has been done or omission permitted by any Group Company whereby those rights or any of them have ceased or might cease to be valid and enforceable.

         7.5.4 So far as the Warrantors are aware the business of each Group Company (and of any licensee under a licence granted by any Group Company) as now carried on does not and is not likely to infringe any Industrial Property Rights of any other person or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licences to any Group Company in respect of any such right are in full force and effect.

         7.5.5 No Group Company has (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than its professional advisers, the Purchaser and the Purchaser's professional advisers any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

         7.5.6 So far as the Warrantors are aware nothing has been done or omitted by any Group Company which would enable any licensee under a licence granted by a Group Company to be terminated or which in any way constitutes a breach of terms of any licence.

8.       ENVIRONMENTAL MATTERS

8.1 Each Group Company complies and has at all times complied in all material respects with all Environmental Laws from time to time in force relating to the Properties and any of the land used or occupied by any Group Company for its business carried on at any time therein so far as the Warrantors are aware and there is nothing in or over or under the Properties the presence, existence or conditions of which constitute a breach of the Environmental Laws nor is any manufactory storage generation servicing treatment disposal or other process carried on at the Properties in such a way as to amount to a breach of the same.

8.2 Except as set out in the Disclosure Letter no Group Company has deposited, disposed of, kept, treated, imported, exported, transported, handled, processed, manufactured, collected, sorted, or produced or caused or consented to the presence of any Relevant Substance on the Properties in breach of the Environmental Laws.

8.3 No notice, notification, demand, request for information, summons, complaint or order has been issued and so far as the Warrantors are aware no investigation or review is pending by any statutory body or any person with respect to any alleged violation by or liability of any Group Company or the Warrantors in relation to any Environmental Laws.

8.4 During the period of time in which the Group Companies have had an interest in the Properties no works have been carried out on the Properties by any public local or other statutory authority under the Environmental Laws in respect of which such authority is entitled to recover costs nor have the Group Companies received any notice or has any information indicating that it is or may be responsible for all or some portion of the costs of investigation treating contain removing from any place or otherwise addressing any Relevant Substances.

8.5 The Warrantors are not aware of any regulatory proposed health safety or environmental requirements (whether in relation to the Properties or any activities processes or substances from time to time by the Group Companies on the Properties) which if adopted would have a material adverse impact upon any of the Group Companies.

8.6 So far as the Warrantors are aware each Group Company's Directors, Secretary, Managers and other similar officers have no liability (actual or contingent) arising out of any Environmental Matter or any act, error or omission in relation to any Environmental Matter on the part of any Group Company in the conduct of their respective businesses prior to Completion and there are no facts or matters which are likely to form the basis of such liability.

9.       PROPERTIES

9.1      Title

         9.1.1    The Properties comprise:-

                  9.1.1.1 all the properties owned, occupied or otherwise used in connection with their business by the Group

                           Companies; and

                  9.1.1.2 all the estate interest right title whatsoever (including for the avoidance of doubt interests in the nature of options and rights in the nature of contractual licences) of the Group Companies in respect of any land or premises.

         9.1.2 Those of the Properties which are occupied or otherwise used by the Group Companies in connection with their businesses are so occupied or used by right of ownership or under lease or licence.

         9.1.3 The Group Companies are the legal and beneficial owners of the Properties.

         9.1.4 The information contained in the Disclosure Letter as to the tenure of each of the Properties, the principal terms of the leases or licences held by the Group Companies, and the principal terms of the tenancies and licences subject to and with the benefit of which the Properties are held is true and accurate in all respects.

         9.1.5 The Group Companies have a good title to each of the Properties and where any Group Company has prior to the date hereof transferred or conveyed to a third party land adjoining or neighbouring the Properties there were in the transfer or conveyance excepted and reserved to the Group Companies all necessary and appropriate easements and other rights and there were imposed on such third parties all necessary and appropriate covenants and restrictions for the benefit of the Properties.

         9.1.6 Where the title to any of the Properties is registered the Group Companies are the proprietor of the Properties registered at HM Land Registry with absolute title and the Land Certificate in respect of each of such Properties is in the possession or under the control of the Group Companies.

         9.1.7 Where the title of any of the Properties is unregistered it is properly constituted by and can be deduced from duly stamped documents of title which are in the possession or under the control of the Group Companies. No event has occurred in consequence of which registration should have been effected at H M Land Registry.


         9.1.8 In the case of leases of any of the Properties granted for more than twenty one years from the date of the grant the requirements as to registration continued within s 123 of the Land Registration Act 1925 have been complied with and no dispositionary lease remains unregistered.

9.2      Encumbrances

         9.2.1 The Properties are free from any mortgage, debenture, charge (whether specific or floating legal or equitable), rent-charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of the Group Companies or any other person.

         9.2.2 The Properties are not subject to any outgoings other than non-domestic rates, water rates and insurance premiums rent and service charges.

         9.2.3 Save for the normal clauses contained in a standard commercial lease, the Properties are not subject to any restrictive covenants, stipulations, easements, profits a prendre, wayleaves, licences, grants, restrictions, overriding interests or other such rights vested in third parties nor any agreement to create the same.

         9.2.4    Where any such matters as are referred to in clauses 9.2.1,
                  9.2.2 and 9.2.3 have been disclosed in the Disclosure Letter the Warrantors have received no notice of any breach of the obligations and liabilities imposed and arising under them and any payments in respect of them due and payable have been duly paid.

         9.2.5 The Properties are not subject to any agreement or right to acquire the same nor any option, right of pre-emption or right of first refusal and the Warrantors have not been notified of any outstanding actions claims or demands between any of the Group Companies and any third parties affecting or in respect of the Properties.

         9.2.6 The Properties are free from any local land charges land charge caution inhibition or notice.

         9.2.7 The Warrantors are unaware of any person who is in occupation (other than pursuant to any of the tenancies referred to or in the Disclosure Letter) or who has or claims any rights or easements of any kind in respect of the Properties adversely to the estate interest right or title of the Group Companies therein.


         9.2.8 There are no compulsory purchase notices, orders or resolutions affecting the Properties nor are the Warrantors aware of any circumstances likely to lead to any being made.

9.3      Planning Matters

         9.3.1 The use of each of the Properties is the permitted and lawful use for the purposes of the Planning Acts and no such use is subject to planning conditions of an onerous or unusual nature (including any of a personal or temporary nature).

         9.3.2 Planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts with respect to all development of the Properties and any subsequent alteration extension or other improvement of the same and no such permission has been revoked suspended or called in or the subject of a High Court challenge and no application for planning permission is awaiting decision or the subject of an appeal.

         9.3.3 Such Building regulation consents and bye law consents and approvals as may be necessary have been obtained with respect of all alterations and improvements to the Properties.

         9.3.4 Compliance is being made and has at all times been made in all respects with planning permissions, building regulations and bye law consents for the time being in force with respect of the Properties and with all orders, directions and regulations issued under the Planning Acts, the London Building Acts and building regulation consents and bye-laws.

         9.3.5 There have been no agreements or undertakings relating to the Properties under S 106 of the Town & Country Planning Act 1990, S 38 and 278 of The Highways Act 1980, s 104 of the Water Industry Act 1991 or any similar legislation or earlier legislation of the same nature "Statutory Agreements".

         9.3.6 Compliance is being and has at all times been made with all Statutory Agreements relating to the Properties.

         9.3.7 None of the Properties is listed as being of special historic or architectural importance or located in a conservation area nor are the Properties affected by any tree preservation orders and the Warrantors are not aware of any circumstances which may lead to the same.

         9.3.8 All development charges, monetary claims and liabilities under the Planning Acts or any other such legislation have been discharged and no such liability, contingent or otherwise, is outstanding in respect of the Properties.

         9.3.9 None of the Properties is affected or is likely to be adversely affected by any proposals contained in any structure plan, local plan or unitary development plan prepared in respect of areas in which the Properties is situate.

         9.3.10 All statements made and all information supplied by or on behalf of the Group Companies in support of applications lodged for the grant of certificates of lawfulness of existing use or development and certificates of lawfulness of proposed use or development under the Planning Acts in respect of the Properties were and remain true, accurate and complete in all material respects and the Warrantors are not aware of any circumstances which may lead to the revocation of any such certificates.

         9.3.11 No planning contravention notices, breach of condition notices enforcement notices or stop notices have been issued by any local planning authority in respect of the Properties nor has any other enforcement action (including the exercise of any right of entry or proceedings for injunctive relief) been taken by any such authority and the Vendor is not aware of any circumstances which may lead to the same.

         9.3.12 There are no closing demolition or clearance orders affecting the Properties nor are the Warrantors aware of any circumstances likely to lead to any being made.

9.4      Statutory Obligations

         9.4.1 The Warrantors have not been notified of any breach of any statutory and bye-law requirements with respect to the Properties.

         9.4.2 There is no outstanding and unobserved or unperformed obligation with respect to the Properties necessary to comply with the requirements

                  (whether formal or informal) of any competent authority exercising statutory or delegated powers.

         9.4.3 There are not in force or required to be in force any licences whether under the Licensing Act 1988 or otherwise which apply to any of the Properties or relate to or regulate any activities carried on therein.


9.5      Condition of the Properties

         9.5.1 The Warrantors have not been notified of any breach of its repairing obligations contained in the Leases.

         9.5.2 There are not subsisting in relation to such buildings or structures any collateral warranties, guarantees, indemnities or latent defects insurance policies the benefit of which is vested in the Group Companies.

         9.5.3 There are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement, right or means of access to the Properties.

         9.5.4 The principal means of access to the Properties is either over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense or the Leases grant adequate means of access to the relevant property.

         9.5.5 Either each of the Properties enjoys the main services of water, drainage, electricity and gas through media located entirely on in or one the Properties or the Leases grant adequate rights in this respect.

         9.5.6 None of the Properties is located in an area or subject to circumstances particularly susceptible to flooding.

         9.5.7 None of the Properties is affected past or present by mining activity nor is the Property such to any rights of common.

9.7      Insurance

         9.7.1 The Properties are insured in accordance with the terms of the Leases.


         9.7.2 The information in the Disclosure Letter with respect to the insurance policies is up to date and true and accurate in all respects.

9.8      Leasehold Properties

         9.8.1 The relevant Group Companies have paid the rent and have not been notified of any breach of the covenants on the part of the tenant and the conditions contained in any leases (which expressions includes underleases) under which the Properties are held, and the last demand (or receipts for rent if issued) were unqualified, and all such leases are valid and in full force.

         9.8.2 All licences, consents and approvals required from the landlords and any superior landlords under any leases of the Properties and from their respective mortgagees (if any) have been obtained and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed.

         9.8.3 There are no notices negotiations or proceedings pending in relation to any rent reviews nor is any rent liable at the date hereof to be reviewed under the leases of the Properties held by the Group Companies and time is not expressly or impliedly of the essence in respect of any steps to be taken in the conduct of rent reviews.

         9.8.4 There is not outstanding and unobserved or unperformed any obligation necessary to comply with any notice or other requirements given by the landlord under any leases of the Properties.

         9.8.5 There is no obligation to reinstate any of the Properties by removing or dismantling any alteration made to it by the relevant Group Companies or any predecessor in title to the relevant Group Companies.

         9.8.6 The Group Companies are in occupation of all parts of the Property for the purposes of business carried on by it and the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 are not excluded nor is the right to compensation for disturbance and no notices or requests have been served or received under section 25 or section 26 of such Act.

         9.8.7 There are no circumstances which would entitle any such landlord to exercise any powers of entry or take possession whether by means of peaceable re-entry or proceedings or which would otherwise restrict the continued possession and enjoyment of the Properties.

9.9      Occupational Tenancies

         9.9.1 The Properties are held subject to and with the benefit of the tenancies (which expression includes subtenancies) as set out in the Disclosure Letter and none other.

         9.9.2 With respect to such tenancies there are accurately disclosed in the Disclosure Letter full particulars of:

                  (a)      the rent and any rent reviews and, with respect to

                           rent reviews, the date for giving notice of exercise of such reviews and the operative review date;

                  (b)      the term and any rights to break or renew the term;

                  (c) the obligations of the landlord and tenant in respect of outgoings, repairs, insurance services, and service charge;

                  (d)      any options, pre-emption or first refusal rights;

                  (e) the user required or permitted under the terms of the tenancies;

                  (f) any entitlement of a tenant of the whole or any part of the Properties to compensation on quitting the premises let to him in respect of disturbance and improvements or otherwise; and

                  (g) any unusual provisions; and there are no subtenancies derived out of such tenancies.

         9.9.3 The Warrantors are not aware of any material or persistent breaches of covenant by a tenant of any of the Properties and no surety has been released expressly or by implication.

         9.9.4 All such tenancies are incapable of any form of alienation without the previous written consent of the relevant Group Companies and prohibit absolutely dealings with part (as opposed to the whole) of the premises comprised in the same.

         9.9.5 All such tenancies are on full repairing and insuring terms so that the occupational tenants or other occupants are together contractually responsible to the relevant Group Companies (whether by way of service charge or otherwise) for payment of the whole of the non-domestic rates and all other outgoings (including but without limitation the insurance repair decoration maintenance and rebuilding of the Properties and amortisation of plant and machinery thereat) payable in respect of the Properties so that there is no residual liability on the part of the Group Companies and all expenditure by the Group Companies (other than rent payable under the leases vest in the Company) in respect of the Properties is recoverable by the Group Companies and the relevant Group Company as landlord is entitled to charge reasonable management fees.

         9.9.6    No notices or requests have been served or received under
                  Section 25 or Section 26 of the Landlord and Tenant Act 1954 nor are there any outstanding notices (whether served by or on behalf of the Group Companies or by or on behalf of the occupational tenants or other occupants) of any other nature.

         9.9.7 No tenant or licensee has commuted any rent or licence fee or made any payment thereof before the due date therefor and no rent reviews are currently being negotiated or imminent.

9.10     Residual Liabilities

         9.10.1 The Group Companies are not and have not at any time since the date of their incorporation been either the original lessee of any property or given a guarantee or entered into any direct covenant with either a lessor or assignor of any property on any assignment of leasehold property;

         9.10.2 There are no existing liabilities or potential or contingent liabilities in respect of any properties previously owned or occupied by any of the Group Companies, including (without limitation) any leasehold premises assigned, surrendered or otherwise disposed of, any covenants given by the Group Companies either as original contracting party or by virtue of any direct covenants having been given on a sale or assignment to any Group Companies or as a surety for the obligations of any other persons in relation to such property.

10.      General

         10.1 The sale of 40 Ordinary Shares in Delegate Management Services Limited owned by the Company was completed on the 11 March 1996 and the consideration for the sale of such Shares has been received by the Company. The Company has no obligations or liabilities whether actual, contingent or otherwise to Delegate Management Services Limited or its shareholders or directors nor does Delegate Management Services Limited have any liability of whatever nature to the Group Companies.

         10.2     In relation to Spectrum Communications LLC ("SCLLC"):

                  10.2.1 No payments have been made of any nature by SCLLC to Spectrum Communications International BVI.

                  10.2.2 Other than the Dubai Agreements there are no agreements in force whether in writing or oral between any Group Company, its directors or employees, Mr Ibrahim Sharif, SCLLC, or Spectrum

                           Communications International BVI or any other third party relating to Spectrum Communications International BVI or SCLLC or the business of SCLLC;

                  10.2.3 Having regard to the purpose for which such unaudited management accounts of SCLLC up to 31 March 1996 were prepared, the management accounts of SCLLC are not misleading in any respect and neither over-state the value of the assets nor under-state the liabilities of SCLLC as at the date to which they were drawn up and do not over-state the profits of SCLLC in respect of the periods to which they relate.

         10.3 The Spectrum Communications Holdings Employee Trust has at all times acted and operated in accordance with the terms of the settlement creating the trust and its rules. The Group Companies have no liability of whatever nature in relation to the said Trust.

         10.4 There are no subsisting guarantees given by any Group Company in the Warrantors' favour.

         10.5 Save as set out in the Disclosure Letter, the Warranties are true and accurate in all respects at the date of this Agreement;

         10.6 The contents of the Disclosure Letter are true and accurate in all respects and fairly, clearly and accurately disclose every matter to which they relate;

         10.7 No former shareholder of any Group Company shall have any claim against any Group Company, the Warrantors or the Purchaser as a consequence of the Completion of this agreement or the Completion of this agreement upon its particular terms.

                                   SCHEDULE 4

                                Form of Tax Deed

Date:  __ June 1996

Parties:

1.       "the Covenantors": the persons named as signatories to this deed.

2.       "the Purchaser":   Caribiner Holdings (UK) Limited (registered no
                            3189671) whose registered office is at Steam Packet
                            House, 76 Cross Street, Manchester, M2 4JU

Recital:

This deed is entered into pursuant to an agreement made between the Covenantors
(1) and the Purchaser (2) and the Guarantor (3) relating to the sale of all the ordinary share capital of the Company ("the Agreement").

Operative Provisions:

1.       Definitions

In this Deed:

1.1 Words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning in this deed.

1.2 Where the context admits "Company" includes each Group Company, so that this Deed shall apply to each Group Company as if it were the Company.

1.3 "Liability to Taxation" means any liability to make a payment in respect of Taxation including:

         1.3.1 the loss, counteracting or clawing back of any Relief which would otherwise have been available to the Company;

         1.3.2 the nullifying, cancellation or set-off of a right to repayment of Taxation which would otherwise have been available to the Company.

1.4 "Claim for Taxation" includes any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of the Inland Revenue or Customs and Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world, whereby it appears that the Company is or may be subject to a Liability to Taxation (whether or not it is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement).

1.5 "Final Determination" means in relation to a Claim for Taxation where there is an appeal against that assessment:

         1.5.1 an agreement under TMA s 54 or any legislative provision corresponding to that section; or

         1.5.2 a decision of a court or tribunal from which either no appeal lies, or in respect of which no appeal is made within the prescribed time limit.

2.       Covenant

2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:

         2.1.1 either any Liability to Taxation of the Company arising by reason of or in consequence of or in connection with any Liability to Taxation arising wholly or partly in respect of, or in consequence of any acts, omissions or transactions whatsoever of the Company or of the Covenantors occurring or entered into on or before the date of this Deed;

         2.1.2 any settlement of a Claim for Taxation pursuant to clause 6 (Conduct of Claims) where the Claim related to a Liability to Taxation to which clause 2.1.1 would have applied;

         2.1.3 the reasonable costs incurred by the Company in relation to any demands, actions, proceedings and claims in respect of Liabilities to Taxation or Claims for Taxation.

2.2 In respect of any payment due from the Covenantors under clause 2.1, the Purchaser may if it is satisfied that it will be or has been subject to a Liability to Taxation calculate and demand in writing from the Covenantors from time to time such amount as will ensure that the net receipt to the Purchaser (after Taxation) in respect of the payment is the same as it would have been were the payment not subject to Taxation in the hands of the Purchaser.

3.       Exclusions and Limitations

3.1 The provisions of Schedule 6 (other than clauses 1.1.1 and 1.1.3) to the Agreement shall apply to the covenant in clause 2.1.

4.       Over provisions


4.1 If the auditors for the time being of the Company certify (at the request and reasonable expense of the Covenantors) that any provision for Taxation in the Principal Accounts other than a provision for deferred tax) has proved to be an overprovision, then the amount of that Overprovision as adjusted in accordance with Clause 4.2 (the "Overprovision"), shall be dealt with in accordance with this clause 4.

4.2 The amount of the Overprovision shall be calculated on the basis that no Overprovision may arise or be increased by:-

         4.2.1 a retrospective change in the law of Taxation announced after Completion;

         4.2.2    any relief arising after Completion; or

         4.2.3 any act of the Purchaser or the Company carried out after Completion.

4.3      The amount of the Overprovision shall be used as follows:-

         4.3.1 the Overprovision shall be set against any payment then or subsequently due from the Covenantors under this Deed or under the Taxation Warranties.

         4.3.2 to the extent there is an excess, a refund shall be made to the Covenantors of any previous payment or payments made by the Covenantors under this Deed (and not previously refunded under this Deed) up to the amount of the excess.

5.       Corresponding Benefit

5.1 If any of the Group Companies or the Purchaser or any subsidiary of the Purchaser receives a benefit or makes a saving which it would not have received or made but for the circumstances giving rise to a claim under this Deed, then:-

         5.1.1 the Purchaser shall procure that full details thereof are given to the Covenantors as soon as is reasonably practicable and, in any event within 14 days;

         5.1.2 the Purchaser shall procure that any payment already made by the Covenantors in respect of the claim is forthwith repaid to the Covenantors up to the amount in aggregate of the benefit or saving (including any interest or repayment supplement); and


         5.1.3 so far as not so repaid or paid, the amount of the benefit or saving (including any interest or repayment supplement) shall be set against any liability of the Covenantors in respect of the claim and any future payment or payments which become due from the Covenantors under this Deed.

6.       Conduct of Claims

6.1 The Purchaser shall notify the Covenantors promptly in writing of any Claim for Taxation which comes to its notice whereby it appears that the Covenantors are or may become liable under this Deed. Where a time limit for appeal applies to the Claim, the notification shall be given as soon as reasonably possible after the date on which the Claim comes to the notice of the Purchaser and in any event, within twenty-one days but, where no time limit applies or the period to which the limit relates has not commenced, the notification shall be given within twenty-eight days of that date.

6.2 The Purchaser shall ensure that a Claim for Taxation to which this deed applies, is, so far as reasonably practicable, dealt with separately from claims to which it does not apply and is not paid prematurely; and for this purpose any payment made to avoid incurring interest or any penalty in respect of unpaid taxation shall be deemed not to be paid prematurely.

6.3 Subject to clause 6.6, the Purchaser shall ensure at the request in writing of the Covenantors that the Covenantors are placed in a position to dispute on behalf of the Company any Claim for Taxation to which this deed applies and shall render, or cause to be rendered, to the Covenantors at their expense all such assistance as the Covenantors, or a majority of them, may reasonably require in disputing any Claim for Taxation.

6.4 Subject to clause 6.5, the Covenantors shall be entitled on behalf of the Company to instruct such solicitors or other professional advisers as the Covenantors, or a majority of them, may nominate to act on behalf of the Covenantors or the Company, to the intent that the conduct, and costs and expenses, of the dispute shall be delegated entirely to and be borne solely by the Covenantors.

6.5 In connection with the conduct of any dispute relating to a Claim for Taxation to which this deed applies:

         6.5.1 the Covenantors shall keep the Purchaser fully informed of all relevant matters and the Covenantors shall promptly forward or procure to be forwarded to the secretary of the Purchaser copies of all correspondence and other written communications pertaining thereto;


         6.5.2 the appointment of solicitors or other professional advisers shall be subject to the approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

         6.5.3 the Covenantors shall make no settlement or compromise of the dispute, nor agree any matter in the conduct of the dispute which is likely to affect the amount involved or the future Liability to Taxation of the Company adversely without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

         6.5.4 if any dispute arises between the Purchaser and the Covenantors as to whether the Claim should at any time be settled in full or contested in whole or in part, the dispute shall be referred to the determination of a senior tax counsel of at least ten years standing appointed by agreement between the Purchaser and the Covenantors, or (if they do not agree) upon the application by either party to the President for the time being of The Law Society, whose determination shall be final. The counsel shall be asked to advise whether in his opinion an appeal against the Claim for Taxation would on the balance of probabilities be likely to succeed and as to how the costs of such dispute of and arising from the determination should be allocated between the Covenantors and the Purchaser. Only if his opinion is in the affirmative shall an appeal be made and that Claim for Taxation not then settled. Any further dispute arising between the Covenantors and the Purchaser as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner. In the event that the counsel does not determine the costs of the determination then such costs shall be borne as to one half by the Covenantors and as to the other half by the Purchaser.

6.6 The Covenantors shall at the request of the Purchaser provide, to the reasonable satisfaction of the Purchaser, reasonable security or indemnities, or both, in respect of all the reasonable costs and expenses of disputing any Claim for Taxation to which this deed applies.

6.7 The Purchaser shall not be subject to any claim by or liability to, any of the Covenantors on the ground that it has not complied with the foregoing provisions, if it has bona fide acted in accordance with the instructions or approval of the Vendor's Committee.

7.       Dates for and Quantum of Payments

7.1      This clause shall apply solely for determining the date on which any payments or repayments shall be made by or to the Covenantors pursuant to this deed and (where expressly provided) the amounts of the payments or repayments.

7.2 The Covenantors shall make payment to the Purchaser to the extent that and on the date on which the Company discharges or is deemed to discharge a Liability to Taxation in respect of which the Purchaser is entitled to be indemnified under this deed.

7.3 The Purchaser shall make a repayment to the Covenantors to the extent that and on the date on which the Company receives any repayment of any amount paid in respect of any Liability to Taxation pursuant to clause
         7.2. Any repayment to the Covenantors pursuant to this clause 7.3 shall not prejudice the right of the Purchaser to recover from the Covenantors under this deed in the event that a further Liability to Taxation is imposed upon the Company, whether in respect of matters to which the repayment relates or otherwise.

7.4 For the purposes of clause 7.2, the Company shall be deemed to discharge a Liability to Taxation:

         7.4.1    on the date on which the Company pays any amount of Taxation;

         7.4.2 on the date on which any Liability to Taxation would have fallen due but for Reliefs, rights of repayment or other rights or claims of a similar nature made by the Company and/or the Purchaser in accordance with Schedule 7 of the Agreement.

7.5 For the purposes of clause 7.3, the Company shall be deemed to receive a repayment:

         7.5.1 on the date on which the Company receives a repayment of Taxation to which clause 7.2 applies;

         7.5.2 if and when the Company would have received a repayment but for a Liability to Taxation in respect of which the Purchaser is not entitled to be indemnified under this deed;

         7.5.3 if and when the Company would have received a repayment had the Liability to Taxation been discharged by a payment of Taxation; or

         7.5.4 if and when the Company is able to obtain the benefit of a reduction in its Liability to Taxation as a result of the right to repayment.


7.6 Upon Final Determination of a relevant Claim for Taxation the Covenantors shall promptly pay to the Purchaser such amount or further amount in addition to any sums already paid under this deed as is required to cover the full liability of the Covenantors under this deed.

7.7 Any dispute in relation to the provisions of clauses 7.4, 7.5 or 7.6 may be referred, by the Purchaser or the Covenantors, to the auditors for the time being of the Company, acting as experts and not as arbitrators, whose certificate shall be final and binding upon the parties in the absence of manifest error.

8.       General

8.1 The Purchaser shall use its reasonable endeavours to procure that each other Group Company performs its obligations under this deed.

8.2 This deed shall be binding on the Covenantors and their respective successors and personal representatives.

8.3 The benefit of this deed may not be assigned in whole or in part by the Purchaser.

8.4 The provisions of the Agreement relating to notices, shall apply to any notice to be given under, or in connection with, this deed.

8.5 The construction, validity and performance of this deed shall be governed by the laws of England.

8.6 This Deed may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

Executed as a Deed by Peter        )
Berners-Price of Whitegate         )
Commonwood, Nr Kings Langley       )
Herts WD4 9BB in the presence of:- )




Executed as a Deed by Mark         )
Wallace of Woodmans Cottage,       )
Fingest Road, Nr Henly on Thames   )
Oxon  RG9 6PU in the presence of:- )





Executed as a Deed by Anthony      )
Crawford of The End House,         )
Parsons Wood, Parsonage Lane,      )
Farnham Common, Bucks SL2 3NZ      )
in the presence of:-               )




Executed as a Deed by Bernard      )
Bussy of Woodlands House, Whittle  )
Close, Forest End Road, Sandhurst  )
Surrey   GU17 8JT in the           )
presence of:-                      )

Executed as a Deed by Laurence     )
Croneen of 5 Broomhouse Road       )
London SW6 5QS in the presence     )
of:-                               )




Executed as a Deed by Richard      )
Collison of 19 Queens Court        )
Queens Road, Richmond, Surrey      )
TW10 9LA in the presence of:-      )




Executed as a Deed by              )
Rupert Evans of                    )
c/o Spectrum                       )
Communications Plc                 )
P.O. Box 14208                     )
Bin Khedia Centre 3rd Floor        )
Al Garhoud Bridge Road             )
Dubai UAE                          )
in the presence of:-               )




Executed as a Deed by              )
Arif Hamid of                      )
Flat 1                             )
12 Larkfield Road                  )
Richmond                           )

Surrey  TW9 2PF                    )
in the presence of:-               )

Executed as a Deed by              )
Jeremy Garbett of                  )
33 St Peter's Grove                )
London                             )
W6 NAY                             )
in the presence of:-               )




Executed as a Deed by              )
Christine Chapman of               )
18 Priory Avenue                   )
Chiswick                           )
London                             )
W4 1TY                             )
in the presence of:-               )




Executed as a Deed by              )
Clifford Zenker of                 )
Tile Cottage, The Square           )
Greatworth, Banbury                )
Oxon                               )
OX17 1SP                           )
in the presence of:-               )




Executed as a Deed by              )
Edward Marron of                   )
5 Braybrook Street                 )
London                             )
W12 OAB                            )
in the presence of:-               )

Executed as a Deed by              )
Carol Lamb of                      )
206 Westcott Crescent              )
Hanwell                            )

London                             )
W7 1NU                             )
in the presence of:-               )




Executed as a Deed by              )
Tina Straughan of                  )
c/o Spectrum                       )
Communications LLC                 )
P.O.Box 14208                      )
Bin Khedia Centre, 3rd Floor       )
Al Garhoud Bridge Road             )
Dubai UAE                          )




Executed as a Deed by              )
Ashley Redsell of                  )
Barton House, Wappenham Road       )
Syresham, Northants, NN13 5HQ      )




Executed as a Deed by              )
Micou Crawford of                  )
The Cottage, Sunnyside Farm        )
Wall Hill Road, Corley Moor        )
Coventry, CV7 8AH                  )




Executed as a Deed by              )
Barbara Bright    of               )
103 Avondale Road, Mortlake        )
London SW14 8PU                    )

Executed as a Deed by              )
Taryn Fulton-Hart of               )                                   1
Munster Mews, 323a Lillie Road     )
London SW6 7LL                     )





Executed as a Deed by              )
Lucy Zeal of                       )
11 Neville Street, London W7 3AR   )




Executed as a Deed by              )
Trustees of Christopher Harper     )
Memorial Fund c/o R Calcott        )
The Elms Consultancy, Boundary     )
Elms, Burchetts Green Lane,        )
Burchetts Green, Nr Maidenhead     )
Berkshire  SL6 3QP                 )




Executed as a Deed by              )
Paul Swan of                       )
Woodlands House, Whittle Close,    )
Forest End Road, Sandhurst,        )
Surrey GU17 8JT                    )




Executed as a Deed by              )
Nick Matthews of Combe Hill Court  )
Shacombe, Banbury, Oxfordshire     )
OX17 2AN                           )




Executed as a Deed by              )
Alison Lloyd-Adams of 8 Priest Park)
Avenue, Harrow, London HA2 ORB     )

Executed as a Deed by              )
Siobhan Maloney of 87 Evergreen    )
Way, Hayes, Middlesex UB3 2BH      )




Executed as a Deed by              )
Simon Ludgate of 12 Willow Lodge   )
River Gardens, 70 Stevenage Road   )
London SW6 6NW                     )





Executed as a Deed by              )
Mark Fogwill of Cobwebs, Hardwick  )
Road, Witchchurch on Thames        )
Oxfordshire  RG8 7HL               )




Executed as a Deed by              )
Jennifer Zolkwer of 72 All Saints  )
Avenue, Maidenhead, Berkshire      )
SL6 6LZ                            )

                                   SCHEDULE 5

                       Short Particulars of the Properties


1.       Units 16, 17 and 18, Acton Park Industrial Estate, The Vale, Acton W3

2.       Unit 14, Acton Park Industrial Estate, The Vale, Acton W3

3.       32 Berrymede Road, London W4

4.       257 Summer Lane, New Town, Birmingham

                                   SCHEDULE 6

                        Warrantors' Protection Provisions

1.       Limitations on Claims

         The liability of the Warrantors shall be limited in accordance with this Schedule but without prejudice to clause 9.15 of the agreement:-

         1.1      Disclosure Matters

                  1.1.1 Disclosure Letter: subject to paragraph 1.8.2 of this Schedule no claim shall arise in respect of any matter which has been fairly disclosed in the Disclosure Letter.

                  1.1.2 Accounts: no Claim shall arise to the extent that proper provision or allowance has been made in relation to the circumstance giving rise to such Claim in the Principal Accounts or the Warranted Accounts and the amount of any Claim shall be reduced to the extent provided for or reserved in the Principal Accounts or the Warranted Accounts in relation to the subject matter of the Claim.

                  1.1.3 Prior Knowledge of Breach: subject to paragraph 1.8.1 of this Schedule no Claim shall arise if and to the extent that prior to Completion, the Purchaser or Guarantor was fully aware of the fact, matter or event which constitutes the breach and knew (or ought reasonably to have known) prior to Completion, such fact, matter or event would give rise to a Claim.

         1.2      Time Limits

                  1.2.1 No Claim shall arise unless the Warrantors are given written notice by the Purchaser containing details of the Claim including the Purchaser's estimate of the amount of the Claim within of six months of the end of the Earn Out Years in respect of any Claim.

                  1.2.2 Any such Claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn by 31st March 2000 unless proceedings in respect thereof have already been commenced against any of the Warrantors and served upon (or a copy delivered to) at least one member of the Vendor Committee.


                  1.2.3 Until the determination of EBITDA for the year ending 30th September 1999 the Purchaser shall not enforce any award for damages for a breach of the Warranties nor under the Tax Deed save to the extent that the Warrantors prior to such determination receive cash under the terms of the Loan Notes issued to them by way of consideration.

         1.3      Financial Limits

                  1.3.1 Deductible: the Warrantors shall not be liable in respect of any Warranty Claim unless and until the aggregate amount of the Warrantors' liability for all Warranty Claims exceeds (pound) 100,000 in which event the Purchaser shall be entitled to claim the full amount of such Warranty Claims and not just the excess.

                  1.3.2 Limitation of Liability: the aggregate liability of the Warrantors in respect of Claims shall not exceed the aggregate of (pound) 1,142,000 and the Earn Out Payments.

                  1.3.3 The aggregate liability of each Vendor under the Warranties and the Tax Deed (and, in the case of the trustees of the Christopher Harper Memorial Fund, all liabilities whatsoever and howsoever arising under this agreement and the agreements and Deed contemplated by this agreement) shall not exceed the consideration received by each under this agreement net of any income tax assessed against him in consequence of the transfer to him of Shares immediately prior to this agreement.

         1.4      Mitigation/Defence of Claims

                  1.4.1 Mitigation: nothing in this agreement shall in any way restrict or limit the general obligation at law of the Purchaser and each Group Company to mitigate any loss or damage which it might suffer in consequence of any breach of the Warrantors of the terms of this agreement or any fact matter event or circumstance giving rise to a Claim.

                  1.4.2 Third Party Claims: where the Purchaser or any Group Company is or becomes entitled to recover from a person (including, without limitation, an insurer or the Inland Revenue or other taxing authority) (but excluding the Warrantors) a sum in respect of a

                           Claim, then:

                           1.4.2.1 the Purchaser shall give the Warrantors full details thereof as soon as is reasonably practicable and, in any event, within 14 days;

                           1.4.2.2 the Purchaser shall repay or procure the repayment to the Warrantors any sum recovered so far as it does not exceed any payments already made by the Warrantors in respect of the Claim and pay to the Warrantors any interest or repayment supplement received in respect of that sum so far as repaid;

                           1.4.2.3 so far as it is so repaid or paid, the amount of the sum recovered (including any interest or repayment supplement) shall be set against the liability of the Warrantors in respect of the Claim.

                  1.4.3 Warrantors' Right to Defend/Mitigate: the provisions of Clause 6 of the Tax Deed shall apply to any claim made under the Tax Deed or in respect of the Taxation Warranties. In respect of the Warranties other than the Taxation Warranties, no Claim shall be made unless the Purchaser gives notice in writing to the Warrantors of any claim, action, demand or other event or circumstance giving rise to the Claim of which it has become aware within a reasonable time of the Purchaser becoming aware that a Claim could be or has been made.

         1.5 Subject to paragraph 1.8.2 of this Schedule, the Warrantors' liability for breach of any of the Warranties or under the Tax Deed shall be reduced to the extent that the Purchaser's liability to make Earn Out Payments under this agreement are reduced as a result of the circumstances giving rise to the Claim.

                  In the event that a Claim by the Purchaser is satisfied in whole or in part by the Vendor, the Covenantors or the Warrantors, as appropriate, and the matter complained of adversely affects EBITDA for a subsequent financial year, then in that subsequent financial year EBITDA shall be increased by an amount equal to the lesser of:-

                  (1) the amount paid to the Purchaser (by way of set off or otherwise) in respect of that Claim; and

                  (2) the amount by which EBITDA is reduced as a result of the circumstances giving rise to the Claim

         1.6 Insurance: the amount of a Claim shall be reduced by the amount of any recovery in respect of the subject matter of the Claim under any policy of insurance effected by or for the benefit of any Group Company which actually is received by or on behalf of any Group Company less the total amount by which the premiums in respect of such policy of insurance in the 3-1/2 years following such claim might reasonably be expected to increase due to such claim being made by the Group Company.

         1.7 Post Completion Events: no Claim shall arise or be increased as a result of:-

                  1.7.1 any alteration in rates of Taxation after Completion with retrospective effect or which results in a provision or reserve in the Principal Accounts or Warranted Accounts being insufficient; or

                  1.7.2 the passing of, withdrawal of or any change in, any legislation or Inland Revenue published practice after Completion whether or not the change or changes purport to have retrospective effect; or

                  1.7.3 any change in accounting policy or practice of any Group Company after Completion, including, without limitation, any Claim arising or being increased as a result of any change to Taxation following from the co-ordination of the bases upon which any Group Company and the Purchaser (or any subsidiary of the Purchaser) value their respective assets or any other change in the basis on which any Group Company values its assets; or

                  1.7.4 any major change after Completion in the nature or conduct of any trade or business carried on by or in the ownership of any Group Company.

         1.8      Exclusions:

                  1.8.1 none of the provisions of this Schedule 6 shall apply in respect of the warranties contained in clauses

                           5.1, 5.2, 5.3 and 5.5 of this agreement save that a Warrantor shall have no liability for a breach of the warranties contained in clause 5.1, 5.2 and 5.3 in the event that the matter or matters giving rise to such breach occurred wholly in a period when the Warrantor was neither a shareholder nor an employee of any Group Company and the Warrantor had no knowledge of such matter or matters prior to the date of this agreement.

                  1.8.2 the disclosures made in the Disclosure letter in relation to non-payment of amounts owing to Group L Companies by Europe-On-Line (reference: paragraph 1.6) and an audit of a project carried out by a Group Company for General Motors (reference: paragraph 2.9.1) shall not be deemed to limit the liability of the Warrantors under any paragraph of Schedule 3 (including but not limited to paragraph 1.10 of that Schedule) in respect of such potential liabilities;

                           (i) the maximum aggregate liability of the Warrantors under the agreement and, in particular, this Schedule 6 shall be limited to (pound) 160,000; and

                           (ii) no Claim shall be enforced (whether by set off or otherwise however) until after determination of EBITDA for the year ending 30 September 1999.

                                   SCHEDULE 7
                              Purchaser's Covenants

1.       Application

         For the avoidance of doubt the provisions of this Schedule 7 shall not apply to any Group Company:

         1.1 to the extent that the Purchaser obtains the prior written consent of the Vendor Committee to a specific disapplication of any such provision; or

         1.2      after 30th September 1999; or

         1.3 which becomes unable to pay its debts as they fall due (otherwise than as a result of action by the Purchaser or any of its subsidiaries in breach of the provisions in this
                  Schedule 7) ; or

         1.4 if compliance by the Purchaser with such provision would cause it to be in material breach of any obligation, promise or agreement entered into or given by it or any of the Vendors prior to Completion; or

         1.5 if the EBITDA for any of the Earnout Years falls below (pound) 1m or if in the reasonable opinion of the Board of the Company taking account of seasonal trends in the business of the Group Companies and of the industry in general there is a significant likelihood that in any Earnout Year the EBITDA will fall below (pound) 1m; or

          1.6 if the Group Companies do not remain in all material respects within the budgets set out by the Board of Directors of the Company in accordance with paragraph 5 below other than by reason of any breach of any agreement by the Purchaser or the Guarantor.

                  Unless in the case of paragraphs 1.3, 1.5 or 1.6 the relevant event or circumstance has arisen as a direct or foreseeable result of the use by an "A" Director or any Director with any analogous power of any weighted voting right.

2.       Operating Control

2.1 The Purchaser shall allow the Vendor Executives and Management Committees of all Group Companies' Boards to have day to day operational control of the business of the Group (and for the avoidance of doubt of each Group Company) but subject to the overall control of the Board of Directors of the Company nominated by the Purchaser in respect of financial and policy matters.

2.2 In the event that an "A" Director or any other director having an analogous power exercises any weighted voting right as a director of any Group Company the Purchaser will agree with the Vendor Committee, in the form of an EBITDA Memorandum, a reasonable adjustment to reflect any adverse effect of such exercise PROVIDED THAT nothing in this paragraph shall in any way be deemed to affect or restrict the right of such director to exercise such right.

2.3 The Purchaser agrees that it shall not and shall procure that its subsidiary companies shall not take any action to remove any director from their office as director of the Company or any of its subsidiaries until after 30th September 1999 unless:

         (a) circumstances which would permit the relevant Company lawfully to terminate his employment contract or

         (b) he has resigned from his employment in circumstances where he has not been constructively or unlawfully dismissed; or

         (c)      the prior consent of the Management Committee is obtained.

2.4 Whilst the Purchaser recognises that the Vendors will work substantially full time for the benefit of the Group Companies the Vendors may from time to time be required by the Purchaser at its reasonable request to devote time to matters outside the business of the Group Companies.

2.5 Other than in the case of Mr Berners-Price (in whose case up to half of his time may be devoted to seeking acquisition of similar businesses to that of the Company in Europe and the Middle East) the Purchaser agrees that it would be unreasonable to make requests under paragraph 2.3 above if the consequence of complying with such request would be likely materially to adversely affect EBITDA during the Earn Out Years;

2.6 Promptly upon (as appropriate) request the Purchaser shall reimburse it or the Company and/or Mr Berners-Price for any expenses reasonably incurred by it or him (and which the Purchaser knew or ought reasonably to have expected he would incur) in seeking an acquisition of a similar business on behalf of the Guarantor and its subsidiaries unless such business is acquired by a Group Company.

3.       Clients


3.1 The Purchaser shall not compel or prevent the Group to or from trading or dealing with any particular person, firm or company whether for goods or services and shall not impose any requirements on the Group to buy or sell goods or provide or receive services at any particular price or on any particular terms so that all trading and related transactions of the Group will be freely negotiated at arms length provided that if the Purchaser is of the reasonable opinion that it is in the best long term interests of the Group not to deal or trade with any particular person, firm or company, then the restriction in this paragraph 3 shall not apply (so long as the same is applied to the Purchaser and all other subsidiaries of the Purchaser) and the Purchaser shall at the time of making such decision agree to a reasonable adjustment to the earn out formula in the form of an EBITDA Memorandum to reflect any material adverse effect on EBITDA arising from such decision.

4.       Branding

         The Purchaser shall during the Earn Out Years allow the Group to continue to use the brand of MWA and Spectrum in relation to their respective businesses and clients.

5.       Budgets

         By an agreed date prior to the commencement of each financial year the Vendor Committee will procure that the boards of each operating Group Company shall produce and circulate to the directors of the Company draft operating budgets for each Group Company which will be produced in a format reasonably requested by the Purchaser.

         The parties commit to endeavours in good faith to agree an operating budget for the year to which the budget relates as soon as practicable and in any event prior to the commencement of the financial year to which it relates and to endeavour in good faith to finalise a budget by consensus rather than dictate.

         The Purchaser shall take all reasonable steps within its control to ensure that so far as reasonably practicable it makes available such financial and other resources to the Group Companies as are envisaged by the annual budget agreed by the Board of the Company for each financial year. Reasonable ongoing working capital shall be made available by the Purchaser as envisaged by the annual budget and also to accommodate unforeseen circumstances and seasonal variations in the Group's trading position.

6.       Acquisitions and Disposals

6.1      In the event that the Guarantor or any of its subsidiaries other than a

         Group Company acquires sets up or disposes of any business operation in Europe or the Middle East (which for the avoidance of doubt includes the Gulf Co-operation Council States) then the Purchaser will agree, in the form of an EBITDA Memorandum with the Vendor Committee, a reasonable adjustment to reflect any adverse effect of such acquisition, disposal or set up on the consideration payable under clause 3.3 of this Agreement provided that nothing in this paragraph shall restrict in any way or be deemed to restrict in any way the right of the Purchaser to make such acquisitions, disposals or set ups.

6.2 The parties agree that during the Earn Out Years neither the Company nor any of its subsidiaries will acquire or agree to acquire any shares in any company or any assets constituting a business unless and until the parties have agreed an EBITDA Memorandum to take account of such acquisition.

6.3 The parties agree that during the Earn Out Years no material departure from its prevailing ordinary course of business shall be made by any Group Company without prior discussion at a meeting of the directors of the Company.

7.       Management Charges

         The Purchaser shall not make any management or other charges to the Group Companies other than those charges for services reasonably required by the Group Companies or those contained in the agreed annual budgets.

8.       No Manipulation of EBITDA

         Each of the Vendors and the Purchaser shall co-operate in good faith to allow the management of the Group to continue to operate the businesses in the ordinary course and in accordance with the agreed annual budget. The parties shall not do any act or omit to do anything whereby the invoicing of any work-in progress or the incurring of any cost is delayed or accelerated so as to artificially affect the EBITDA in the Earn Out Years.

9.       Accounting Bases

         The Vendors and the Purchaser shall use their respective best endeavours to procure that the statutory accounts of the Group Companies for the year ending 30th September 1996 and each financial year falling within the Earnout period are prepared in accordance with UK GAAP as applicable to and on the same basis, principles and policies adopted in the Warranted Accounts.

                                   SCHEDULE 8
                                     PART I

                                    FORM OF

                                 1998 LOAN NOTES


                             Dated 1st October 1997




                         CARIBINER HOLDINGS (UK) LIMITED




                              LOAN NOTE INSTRUMENT
              relating to (pound) 36,650 unsecured loan notes 1998



                                  Wacks Caller
                               Steam Packet House
                                 76 Cross Street
                                   Manchester
                                     M2 4JU

                               Tel: 0161 957 8888

THIS INSTRUMENT is made the 1st day of October 1997 by CARIBINER HOLDINGS (UK) LIMITED (Registered Number 3189671) ("the Company") having its Registered Office at [o]

WHEREAS The Company has by a resolution of its board of directors passed on the day of [o] 199[o] created (pound) 36,650 unsecured loan notes 1998 and has determined to constitute and issue the same in the manner and upon terms set out below.

NOW THIS INSTRUMENT WITNESSETH and the Company HEREBY DECLARES as follows:-

1.       Interpretation

(a) In this Instrument and the Schedules hereto, unless the context otherwise requires:

         "Agreement"           the Share Sale Agreement of even date and made

                               between (1) Peter Devonald Berners-Price and others and (2) the Company

         "Articles"            means the Articles of Association of the Company
                               for the time being in force

         "Business Day"        a day when UK clearing banks are open for normal
                               retail banking business in the City of London
                               (excluding Saturday and Sunday)

         "CA"                  Companies Act 1985 as amended by the Companies
                               Act 1989

         "Certificate"         the certificate to be sent to each Noteholder
                               evidencing the principal amount of Notes registered in the name of such Noteholder in the form appearing in Schedule One of this Instrument

         "Conditions"          the conditions endorsed on the Notes to be in the
                               form set out in Schedule Two

         "Group Companies"     SCH and the Subsidiaries

         "Guarantor"           Caribiner International Inc a Company
                               incorporated in the State of New York, USA)

         "Interest Rate"       the base rate of the National Westminster Bank
                               plc from time to time less 1% unless and whilst the Company shall be in breach of its obligation to make any payment hereunder in which case it shall be the base rate of the said bank plus 3%.

         "Notes" the (pound) 36,650 Unsecured Guaranteed Loan Notes 1998 of the Company constituted by this Instrument

         "Noteholders"         the holder or holders of all or any of the
                               Certificates being the person or persons for the time being entered into the register hereinafter mentioned as such holder or holders

         "Premium"             in relation to each Note the amount of the
                               Repayment Premium to which such Note may be entitled on repayment under the Conditions

         "Repayment Date"      the date which is 7 days after either the

                               certification of EBITDA for the financial year ending 30th September 1997 is agreed by the Vendor's Committee and the Company or the date of determination of EBITDA for the financial year ending 30th September 1997 by the Independent Accountant in accordance with clause 3.11 of the Agreement or 6th April 1998 whichever shall be the later

         "Repayment Premium"   the amount which is the lesser of:

                               i) 50% of the amount which is produced by using the following formula:
                                    (Y x 3.5)
                                     -------
                                        3
                                    where Y is the amount by which EBITDA for the financial year ending 30th September 1997 exceeds (pound) 1,000,000;

                              ii)   (pound) 530,000
                              less in either case the total of:

                              a)    the sum of (pound) 60,000; and

                              b)    the nominal amount of the Notes

         "SCH"                 SCH International Limited (Registered No 2467201)

         "the Subsidiaries"    the Companies listed in Schedule 2, Part 11 of
                               the Agreement

(b) Words denoting persons only shall include corporations and the singular shall include the plural and vice versa.

(c) Words and expressions defined in the Agreement shall have the same meaning in this Instrument and the Schedules hereto unless otherwise expressly provided below.

2.       Principal Amount

         The aggregate principal amount of the Notes is limited to (pound) 36,650 and the Notes will be issued in denominations and integral multiples of (pound) 0.01p.

3.       Guarantee

         All obligations of the Company in respect of the Notes under shall be guaranteed by the Guarantor under the term of clauses 3.15 of the Agreement.


4.       Notes

(a) The Notes shall be in the form set out in Schedule One hereto and shall have endorsed thereon the Conditions. The Notes shall be executed as a deed by the Company in accordance with the provisions of the Articles.

(b) The Notes shall be held subject to and with the benefit of the Conditions and such Conditions shall be binding on the Company and the Noteholders. A person on becoming a Noteholder is entitled without charge to one Certificate for the total principal amount of the Notes registered in his name. The Company and the Noteholders shall comply with the provisions of this Deed and of the Schedules hereto and the Notes shall be held subject in all respects to such provisions all of which shall be binding upon the Company and the Noteholders.

5.       Repayment

(a) The Company shall on such date as the Notes or any of them shall become repayable in accordance with the provisions of the Conditions, pay to the relevant Noteholders the amounts as shall have become so repayable under Condition 3 of the Conditions.

6.       Interest

(a) Each Note shall, from the date of issue until the whole of the principal amount of the Note in question shall have been repaid bear interest on its principal and Premium amount at the Interest Rate (such interest shall accrue on the basis that the Premium determined in accordance with the terms of this Deed is deemed to have accrued interest from 6 April 1998 and to be calculated on the basis of actual days elapsed and a year of 365 days) which shall accrue from day to day and be payable on the date that such Note is repayable in accordance with the provisions of the Conditions.

(b) All payments of interest to be made in respect of Notes will be made after any withholding or deduction for, or on account of, any present or future tax or duty of whatsoever nature or levied by any authority in the United Kingdom having power to tax such payment.

7.       Register

(a) The Company will keep, procure to be kept or appoint an agent to keep at its registered office or such other place in England (whether or not at a nominated address of its agent) as it shall from time to time determine and notify to Noteholders a register of Noteholders and will enter or procure to be entered therein the issue or repayment (in whole or in part) together with the names and addresses of the Noteholders.

(b) The said register shall be open to inspection without payment by any Noteholder at all reasonable times and upon reasonable notice (being not more than two working days) to the Company (or its appointed registrar) during office hours.

(c) The said register may be closed at such times and for such periods as the Company may from time to time determine PROVIDED that it shall not be closed for more than thirty days in any calendar year and not for any period exceeding five consecutive working days.

8.       Governing Law

         This Deed and the Notes issued pursuant hereto shall be governed by and construed in accordance with the laws of England and Wales and the Company, the Guarantor and the Noteholders shall be deemed to have submitted to the non-exclusive jurisdiction of the Courts of England and Wales.

9.       Notices

         All notices to the Company and the Noteholders shall be given in the manner specified in Condition 7.

10.      Company's Powers

         Without prejudice to all other powers of the Company, or any of the provisions of the Articles of the Company, nothing contained herein or in the Schedules hereto shall prevent the Company:

         (i) by resolution of its board of directors from creating or issuing further loan notes; or

         (ii) from exercising its borrowing powers in such manner as is permitted under its Articles; or

         (iii) from charging or otherwise encumbering, whether by means of a debenture, mortgage or otherwise, or disposing of, all or any part of its assets, business or undertaking.

11.      Conditions

(a) The Conditions contained in Schedule Two shall have effect in the same manner as if such conditions were herein set out.

IN WITNESS WHEREOF the Company has entered into this Instrument as a Deed and delivered the day and year first before written.

Executed as a Deed for and on behalf of  )
Caribiner Holdings (UK) Limited          )
by means of these signatories:           )

                             Director

                             Director/Secretary

                                  SCHEDULE ONE

Registered No. 3189671

                         Caribiner Holdings (UK) Limited
               (pound) 36,650 Unsecured Guaranteed Loan Notes 1998

Issue of Unsecured Guaranteed Loan Notes being a series of Notes created by a resolution of the board of directors of the Company passed on [ ] 199[o] and constituted and issued pursuant to an Instrument of the Company dated [ ] 199[o] ("the Instrument") and under the authority of the Memorandum and Articles of Association of Caribiner Holdings (UK) Limited ("the Company").

                                      NOTE

               Number                        Principal Amount of Note
                 [ ]                                 [(pound)      ]

1. The Company will on the date the principal monies hereby covenanted to be paid shall become payable in accordance with the Conditions endorsed hereon pay to [o] such sums being the principal and any Premium and accrued interest to which [o] shall be entitled in accordance with the Conditions hereon enclosed.

2. This Note is issued subject to and with the benefit of the Conditions endorsed hereon which are deemed to be part of this Note.

THIS IS TO CERTIFY that [______________] of [______________] is/are the holder(s) of (pound) [ ] principal amount of the above Notes issued with the benefit of and subject to the provisions contained in the Instrument including the Conditions endorsed hereon.

Interest is payable in respect of the principal amount of this Note in accordance with the provisions of the Instrument and the Schedules thereto. The Company shall be entitled to deduct or withhold from any such payments any present or future tax required by any statutory provision (including any statutory instrument or legally binding regulations made thereunder) to be deducted or withheld therefrom.

Executed as a Deed for and on behalf of  )
Caribiner Holdings (UK) Limited          )
by means of these signatories:-          )
                                Director
                                Director/Secretary

                                  SCHEDULE TWO
                                   CONDITIONS

1.       Definitions

         (a) In these Conditions unless there is something in the subject or context inconsistent therewith expressions defined in the Deed of the Company dated the [o] day of [o] 199[o] (the "Instrument") have the same meanings wherever used herein.

2.       Status

         (a)      The Loan Stock is an unsecured obligation of the Company.

3.       Payment

         (a) The principal amount of the Notes together with any Premium and accrued interest shall be repaid in accordance with the following provisions of this Condition 3 such repayment being subject to any deduction or withholding required by any statutory provision (including any statutory instrument or legally binding regulations made thereunder) in respect of any tax or any set off deduction or withholding pursuant to clause
                  3.8 onwards of the Agreement

         (b) Subject to the condition 3(c), on the Repayment Date the Company shall repay the nominal amount of the Notes together with the Repayment Premium (which shall be apportioned between the Notes equally) and any accrued interest on each Note up to the Repayment Date.

         (c) In the event that the amount of the Repayment Premium is, on applying the formula contained in the definition of Repayment Premium, nil or a negative amount then in consideration of the guarantee in clause 3.15 of the Agreement Caribiner International Inc shall become entitled to receive all monies payable by the Company in relation to the Notes as consideration for the provision by it of the guarantee contained therein and the Company shall have no further obligation in relation to the Notes (as regards the payment of principal, Premium, interest or otherwise to the Noteholders) under the provisions of the Instrument or the conditions or otherwise.

         (d) On or before the Repayment Date and as a condition precedent for such repayment the Noteholder shall surrender the relevant certificate representing the Note(s) to the Company at its registered office or, if so notified by the Company to Noteholders, to the nominated office of any registrar appointed by the Company with respect to the Notes.

         (e) Any Note which is repaid under the terms of these Conditions shall be cancelled. No cancelled Note shall be available for re-issue.

         (f) The interest payable in respect of a Note, the principal monies (or any part thereof) and any Premium due in respect of such Note will be paid to the Noteholder by the despatch by first class post (at the risk of the Noteholder(s)) of a cheque for the full amount payable drawn in sterling on an account at a branch of a bank in the United Kingdom and such cheque shall be drawn in favour of the Noteholder and crossed account payee only. Any such cheque which has been unconditionally drawn, despatched and honoured when duly presented for payment by the named payee shall for all purposes be deemed to be payment and satisfaction of the interest, the principal monies and any Premium represented thereby.

4.       Transfer

         (a) The Notes represented by the Certificates shall not be transferable or assignable in whole or in party by a Noteholder and a Noteholder shall not be able to otherwise dispose of, charge, pledge, grant option over, settle on trust or encumber in any way whatsoever the Notes. In the event that a Noteholder disposes of, charges, pledges, grant options over, settles on trust or encumbers in any way the Notes or attempts to do any of the aforesaid or if in the reasonable opinion of the Company beneficial ownership in the Notes has passed from the Noteholder to a third party (save for a person becoming entitled to the Notes in consequence of the death or bankruptcy of a Noteholder) then no premium shall be payable in respect of that Noteholder's Notes and the relevant Notes shall be cancelled and neither the Company nor the Guarantor shall have any further obligation (as regards the payment of principal, Premium or interest) in respect of the relevant Notes under the provisions of the Instrument, the conditions or otherwise.

         (b) No application shall be made for the Notes to be admitted to listing or to be dealt in on any stock exchange.

5.       Title


         (a) The Company shall only recognise and treat the registered Noteholder as the sole absolute owner of the Note(s) represented by his Certificate and as alone entitled to receive and give effectual discharges for the principal any Premium and interest payable in respect thereof. The Company shall not be affected by notice of any trust whether express, implied or constructive to which the Notes or any of them may be subject or of any right, title or claim of any person other than the Noteholder to such Note(s).

         (b) Any person becoming entitled to any Notes in consequence of the death or bankruptcy of a registered Noteholder shall, upon producing such evidence of his title or interest as the Company acting reasonably shall think sufficient, be registered himself as the holder of such Note and the

                  Company shall be at liberty to retain any interest payable in respect of any Notes to which this paragraph applies until such person shall be registered as aforesaid.

6.       Replacement of Certificate

         If any Certificate is worn out, defaced, lost or destroyed it may be renewed on payment of such fee not exceeding (pound) 10 and on such terms as to evidence, identity, indemnity and expense incurred by the Company or its agents in investigating or verifying title as the directors of the Company think fit provided that in the case of a worn out or defaced Certificate the worn out or defaced Certificate must be surrendered before the new Certificate is issued. Any stamp or other duty payable on such renewal shall be borne by the Noteholder.

7.       Notices

         (a) Notices hereunder or in connection with the provisions contained in the Deed may be given by the Noteholder or by the Company by posting the same in a prepaid letter by first class post addressed to the Company at its Registered Office or (as the case may be) to the Noteholder at his address as shown in the register of Noteholders.

         (b) Notices required to be give by the Noteholder in writing shall be signed by the Noteholder.

         (c) Any notice or document may be served on the person or persons entitled to this Note in consequence of the death or bankruptcy of any Noteholder by sending the same by registered first-class pre-paid post addressed to him or them by name or by the title of the representative or trustees of such holder at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy had not occurred.

         (d) Any notice or document served by post shall be deemed to have been served at the time when it is posted and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and posted.

8.       Company Purchase

         The Company is entitled at any time to purchase any Notes by tender or private treaty at any price agreed with the relevant Noteholder(s).

9.       Copies

         A copy of the Instrument may be supplied to a Noteholder free of charge upon receipt by the Company of a written request from such Noteholder.

10. The Noteholder shall send to the Company a copy of any demand or other notice sent by it to the Guarantor at the same time as it sends the same to the Guarantor and, without prejudice to the Noteholder's right to make a demand for payment under the Guarantee in accordance with its terms, shall consult with the Company in respect of any matter reasonably likely to result in any dispute between the Company and the Guarantor in respect of the Guarantee.

11.      Jurisdiction

         This Note and the Instrument shall be governed by and construed in accordance with the laws of England and Wales.

                               SCHEDULE 8 - PART 2

                                1999 "Loan Note"

Same as 1998 Loan Notes subject to the following:

(a) all agreement dates (except references to companies Act to be one year later;

(b) "Repayment Premium" - same as 1998 except refer to financial year to 30th September 1998 and figure to be (pound) 1,100,000, not (pound) 1,000,000.

                                 2000 Loan Note

Same as 1999 Loan Notes subject to the following:-

(a) all agreement dates (except reference to Companies Act) to be one year later;

(b)      "Repayment Premium" - the amount which is the lesser of:-

         (i)      the amount produced by using the following formula

                  ((Y) -  (pound) 1,103,000) x 3.5
                   ---
                  ( 3

Where Y is the aggregate of EBITDA for the three financial years ending 30th September 1999; and

(pound)  8,000,000

less in either case the aggregate of:

         (i)      the First Earn Out payment and the Second Earn Out Payment;
                  and

         (ii)     the Wallace Prepayment; and

         (iii)    the nominal amount of the Notes; and

         (iv)     (pound) 62,000

                                   SCHEDULE 9

1. In this Schedule 9 the following words and expressions shall have the following respective meanings:-


         "Instruction"           means a single instrument, in the form annexed
                                 hereto, signed by the Warrantors whose Relevant
                                 Percentages when aggregated amount to 51% or more agreeing to make payment of a Claim; and

         "Relevant Percentage"   means, in relation to any of the Warrantors,
                                 the percentage set against that Warrantor's name in Schedule 1 hereto reflecting that Warrantors holding of the Company's issued share capital at Completion;

2. Upon receiving notice or intimation of a Claim or potential Claim any Warrantor shall forthwith by written notice to each other Warrantor (delivered to the address set out in Schedule 1 against the name of that Warrantor or such other address as any Warrantor may notify to all other Warrantors from time to time) convene a meeting of all the Warrantors to be held not less than 5 business days nor more than 15 business days thereafter, at such reasonable time and place as may be appropriate. At that meeting, which shall be quorate if attended by two or more Warrantors or persons holding powers of attorney therefor, a decision shall be made as to how to respond to the Claim or potential Claim, whether by conceding , defending or settling the same or by agreeing to schedule a further Warrantors' meeting or otherwise; and the Warrantors may appoint one or more of their number as their agent will full authority to represent them in this respect. Decisions shall be made by a simple majority of votes cast by those Warrantors present, and for this purpose each Warrantor shall be entitled to cast a number of votes equivalent in amount to his Relevant Percentage. A decision may be made at that meeting, or any subsequent meeting agreed to be held and of which due notice has been given to all Warrantors in respect of all of any part of that Claim.

3. No Warrantor shall join in giving an Instruction or enter into any other arrangement with the Purchaser in relation to a Claim except pursuant to a meeting of the Warrantors validly convened and held pursuant to this agreement. For the avoidance of doubt, the terms of this Schedule 9 shall survive, and continue in force notwithstanding, any breach of this paragraph 3.

4. At any meeting held pursuant to this agreement the Warrantors may decide to instruct such professional or other advisers or agents as they see fit in connection with any Claim, and the costs of such advisers or agents shall be borne by all the Warrantors in shares equivalent to the Relevant Percentages.

5. The Warrantors mutually agree with one another that as between themselves each will contribute to any Instruction relating to liability in respect of any Claim in proportion to his Relevant Percentage of any such liability. Any Warrantor who may have paid any amounts in respect of an Instruction which may be less than his Relevant Percentage shall pay to any other Warrantor to the extent that any such other Warrantor may have paid any amount in respect of the Instructions which may be more than the Relevant Percentage applicable to him PROVIDED THAT no Warrantor shall be required to pay an amount which (together with any amounts already paid by him in respect of the Instruction) shall exceed the Relevant Percentage of such liability.

6. If any Warrantor is declared bankrupt or remains uncontactable his Relevant Percentage of any liability shall be borne by the other Warrantors in proportion to their own Relevant Percentages.

7. The provisions of this Schedule 9 shall apply mutatis mutandis to any claim made against a Major Warrantor in respect of a breach of any of the warranties set out in clauses 5.1 to 5.3 of the agreement, save that, in respect of each such warranty, the maximum liability of each Warrantor (other than the named Major Warrantor or Major Warrantors in such warranty) shall not exceed the consideration received by him under the agreement net of any income tax assessed in consequence of the receipt by him of Shares from the ESOP prior to the sale of such Shares under this agreement.

8.       Claims

8. In respect of any claim against a Major Warrantor in respect of a breach of the warranties set out in clauses 5.1 to 5.3 of the agreement, where such warranties are given jointly and severally by more than one Major Warrantor, each of such Major Warrantors mutually agree with one another that, as between themselves, in respect of each such warranty, each named Major Warrantor shall contribute to any excess liability in respect of any such claim in proportion to their own Relevant Percentages.

         Where any excess liability means the amount of any such claim in excess of the amount contributed by Warrantors who are not Major Warrantors in respect of such Warranty.

9. Accordingly (and for the avoidance of doubt) it is intended that the provisions of paragraphs 7 and 8 of this Schedule 9 shall ensure that:

         (a) small claims under clauses 5.1 to 5.3 of the agreement against Major Warrantors are borne by all Warrantors (pro rata to their Relevant Percentages); and

         (b) substantial claims under clauses 5.1 to 5.3 of the agreement are borne first by all Warrantors as in paragraph (a) above up to the maximum amount of consideration received by him (net of tax) referred to in paragraph 7 above and, any excess liability above such maximum being borne by the Major

                  Warrantors named in the relevant Warranty in proportion to their own Relevant Percentages.

10.      Conduit

10.1 The Warrantors agree that they shall not be entitled to commence any proceedings in relation to a breach by the Purchaser, or any "A" Director, of a provision of Schedule 7 (an "Action") unless with the prior written consent of the Vendor Committee and that neither the Purchaser nor the Guarantor shall have any liability in relation to such Action and no action in law shall lie against either of them in relation to the matter giving rise to such Action unless such consent is given.

10.2 To the extent that any Warrantor commences any proceedings in relation to an Action in breach of paragraph 10.1, upon the request in writing at any time served upon him by the Vendor Committee, he shall immediately withdraw such proceedings.

         Executed and delivered as a deed by   )
         PETER BERNERS-PRICE                   )   /s/ Peter Berners-Price
         in the presence of:-                  )

         /s/ Susan A. Radice
             as above
             1 London Bridge 5EI

         Executed and delivered as a deed by   )
         MARK WALLACE                          )   /s/ Mark Wallace
         in the presence of:-                  )

         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         ANTHONY CRAWFORD                      )   /s/ Anthony Crawford
         in the presence of:-                  )

         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         BERNARD BUSSY                         )   /s/ Bernard Bussy
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice

             as above

         Executed and delivered as a deed by   )
         TIMOTHY ELLIOTT                       )   /s/ Timothy Elliott
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         LAURENCE CRONEEN                      )   /s/ Laurence Croneen
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         RICHARD COLLISON                      )   /s/ Richard Collison
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         RUPERT EVANS                          )   /s/ Rupert Evans
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         JEREMY GARBETT                        )   /s/ Jeremy Garbett
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         CHRISTINE CHAPMAN                     )   /s/ Christine Chapman
         in the presence of:-                  )       by his attorney
                                                       Peter Berners-Price
         /s/ Susan A. Radice
             as above

         Executed and delivered as a deed by   )
         CARIBINER HOLDINGS (UK) LIMITED       )
         acting by its aforementioned officers )


         Director  /s/ Brian Shepherd



         Secretary /s/ Harold E. Schwartz

         Executed and delivered as a deed by   )
         CARIBINER INTERNATIONAL, INC.         )   /s/ Arthur F. Dignam
         acting by its aforementioned officers )


         Executive Vice President


         Secretary /s/ Harold E. Schwartz

         Executed and delivered as a deed by   )   /s/ Arif Hamid
         ARIF HAMID                            )
         in the presence of:                   )


         /s/ Susan A. Radice
             as above